SMC GLOBAL SECURITIES LIMITED
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(All amounts in Indian rupees unless otherwise stated)

		As at		US $ (Refer Note 2 (C))
	Note	March 31, 2017	March 31, 2018	March 31, 2018
Assets				
Cash and cash equivalents	17	925,727,605	736,626,515	11,313,570
Term deposits	18	3,221,880,714	3,899,700,292	59,894,030
Trading assets	19	2,132,745,724	1,561,404,372	23,981,022
Inventories	20	27,786,582	54,887,832	843,002
Trade and other receivables	21	4,174,165,126	4,905,962,172	75,348,828
Loans and advances to customers	22	3,130,758,815	5,606,807,083	86,112,841
Investment securities	23	874,690,507	317,474,102	4,875,965
Equity accounted investee		1,824,756	1,176,434	18,068
Income tax assets		122,629,439	159,810,752	2,454,473
Property and equipment	25	413,888,377	423,137,687	6,498,813
Intangible assets	24	80,385,549	33,811,882	519,304
Deferred tax assets		256,451,720	297,817,398	4,574,065
Other assets	26	373,440,549	252,907,632	3,884,313
Total assets		**15,736,375,463**	**18,251,524,153**	**280,318,294**
Liabilities				
Trading liabilities	19	434,874,433	8,511,518	130,725
Loans and borrowings	27	3,329,751,538	5,143,901,433	79,003,247
Trade and other payables	28	5,773,180,448	6,382,730,236	98,029,954
Current tax liabilites		18,515,810	3,209,446	49,293
Employee benefits	29	151,133,608	109,918,666	1,688,199
Other liabilities	30	109,190,065	186,690,478	2,867,309
Total liabilities		**9,816,645,902**	**11,834,961,777**	**181,768,727**
Equity				
Share capital	31	226,268,900	226,268,900	3,475,179
Share premium	31	3,548,993,510	3,548,993,510	54,507,656
Foreign currency translation reserve		(27,459,191)	(26,994,669)	(414,601)
Retained earnings		2,140,855,230	2,653,179,400	40,749,184
Total equity attributable to owners of the Company		**5,888,658,449**	**6,401,447,141**	**98,317,418**
Non-controlling interest		31,071,112	15,115,235	232,149
Total liabilities and equity		**15,736,375,463**	**18,251,524,153**	**280,318,294**

SMC GLOBAL SECURITIES LIMITED
CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
(All amounts in Indian rupees unless otherwise stated)

	Note	For the Year ended March 31, 2017	For the Year ended March 31, 2018	US $ (Refer Note 2(C)) March 31, 2018
Fee and commission income	5	2,614,578,063	3,828,287,701	58,797,231
Net trading income	6	1,615,397,588	1,440,715,610	22,127,409
Net income from other financial instruments at fair value through profit or loss	7	80,895,468	66,788,625	1,025,781
Interest income	8	624,888,393	1,029,024,508	15,804,400
Interest expense	8	(284,476,400)	(463,968,527)	(7,125,918)
Net interest income		**340,411,993**	**565,055,981**	**8,678,482**
Other operating income	9	248,205,200	325,912,914	5,005,574
Total revenue		**4,899,488,312**	**6,226,760,831**	**95,634,477**
Other income	10	41,779,859	40,264,075	618,401
Service cost	11	1,939,151,811	2,759,621,999	42,383,996
Personnel expenses	12	1,293,249,511	1,367,475,439	21,002,541
Other expenses	13	828,138,413	1,071,277,288	16,453,345
Allowance for impairment charge on receivable from clients	21	70,435,807	54,494,740	836,964
Allowance for impairment charge on security deposits	21	2,011,518	5,567,299	85,506
(Reversal) / allowance for impairment charge on loans and advances to customers	22	51,504,731	21,126,911	324,480
(Reversal) / allowance of impairment charge on advance to vendors	26	12,257,209	(6,131,759)	(94,175)
Depreciation, amortization and impairment losses	14	59,820,401	74,815,950	1,149,070
		684,698,770	**918,777,039**	**14,111,151**
Share in loss of equity accounted investee, net of tax		13,175,244	6,648,322	102,109
Profit before tax		**671,523,526**	**912,128,717**	**14,009,042**
Income tax expense	15	220,973,687	290,007,587	4,454,117
Profit for the year		**450,549,839**	**622,121,130**	**9,554,925**
Other comprehensive income, net of income tax				
Items that are or may be reclassified subsequently to profit or loss				
Foreign currency translation differences for foreign operations		(12,858,716)	399,289	6,133
Items that will never be reclassified subsequently to profit or loss				
Remeasurement of defined benefit (asset) /obligation		(470,175)	6,676,250	102,538
Other comprehensive income for the year, net of income tax		**(13,328,891)**	**7,075,539**	**108,671**
Total comprehensive income for the year		**437,220,948**	**629,196,669**	**9,663,596**
Profit attributable to:				
Owners of the Company		458,147,720	638,077,417	9,799,991
Non-controlling interest		(7,597,881)	(15,956,287)	(245,067)
Profit for the year		**450,549,839**	**622,121,130**	**9,554,924**
Total comprehensive income attributable to:				
Owners of the Company		445,745,960	645,176,912	9,909,030
Non-controlling interest		(8,525,012)	(15,980,243)	(245,435)
Total comprehensive income for the year		**437,220,948**	**629,196,669**	**9,663,595**
Earning per share	16			
Basic		4.05	5.64	0.09
Diluted		4.05	5.64	0.09

SMC GLOBAL SECURITIES LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

(All amounts in Indian rupees unless otherwise stated)

		For the Year ended		US $ (Refer Note 2(c))
	Note	March 31, 2017	March 31, 2018	March 31, 2018
Cash flows from operating activities				
Profit for the Year		450,549,839	622,121,130	9,554,925
Adjustments for :				
Depreciation	14	55,397,545	65,443,864	1,005,128
Amortization and impairment losses	14	4,422,856	9,372,086	143,942
Net income from other financial instruments at fair value through profit or loss	7	(77,431,636)	(64,397,383)	(989,055)
Interest on income tax refund	10	(11,314,729)	(4,145,450)	(63,668)
Dividend earned	6,7	(10,000,922)	(11,250,718)	(172,796)
Share in loss of equity accounted investee, net of tax		13,175,244	6,648,322	102,109
Share based compensation expense	13,37	5,902,339	-	-
(Profit)/ Loss on sale of property and equipment	10,13	(122,607)	41,092,293	631,121
Allowance for impairment charge on receivable from client	21	70,435,807	54,494,740	836,964
Allowance for impairment charge on security deposits	21	2,011,518	5,567,299	85,506
(Reversal)/ allowance for impairment charge on loans and advances to customers	22	51,504,731	21,126,911	324,480
(Reversal)/Allowance of impairment charge on advances to vendor	25	12,257,209	(6,131,759)	(94,175)
Effect of movement in foreign exchange		(7,588,894)	-	-
Net interest income	8	(340,411,993)	(565,055,981)	(8,678,482)
Income tax expense	15	220,973,687	290,007,587	4,454,117
		439,759,994	**464,892,941**	**7,140,116**
Changes in :				
Term deposits		(858,784,493)	(677,819,578)	(10,410,376)
Trading assets		1,528,835,045	571,341,353	8,775,017
Inventories		97,176,217	(27,101,250)	(416,238)
Trade and other receivables		(1,743,137,378)	(791,859,086)	(12,161,866)
Loans and advances to customers		(386,885,607)	(2,497,175,180)	(38,353,174)
Other assets		195,320,399	125,008,671	1,919,961
Trading liabilities		162,662,146	(426,362,915)	(6,548,348)
Trade and other payables		431,684,659	609,549,794	9,361,846
Employee benefits		30,956,379	(31,722,649)	(487,216)
Other liabilities		3,657,797	77,500,414	1,190,300
		(98,754,842)	**(2,603,747,485)**	**(39,989,978)**
Dividend received on trading assets		6,549,160	8,859,476	136,069
Interest received		629,229,292	1,030,680,511	15,829,834
Interest paid		(282,207,363)	(463,968,527)	(7,125,918)
Income tax paid		(223,771,499)	(386,676,989)	(5,938,826)
Net cash flows from/ (used in) operating activities		**31,044,748**	**(2,414,853,014)**	**(37,088,819)**

SMC GLOBAL SECURITIES LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

(All amounts in Indian rupees unless otherwise stated)

		For the Year ended		US $ (Refer Note 2(c))
	Note	**March 31, 2017**	**March 31, 2018**	**March 31, 2018**
Cash flows from investing activities				
Acquisition of property and equipment		(276,242,175)	(103,764,434)	(1,593,679)
Proceeds from the sale of property and equipment		3,031,048	28,176,321	432,750
Acquisition of intangible assets		(22,698,886)	(19,256,712)	(295,757)
Proceeds from the sale of intangible assets		-	16,260,939	249,746
Acquisition of investment securities		(2,109,831,568)	(739,492,321)	(11,357,584)
Acquisition of interest in joint venture		-	(6,000,000)	(92,152)
Proceeds from sale of investment securities		1,660,028,958	1,360,071,109	20,888,821
Interest on income tax refund	10	11,314,729	4,145,446	63,668
Acquisition of business	36	(29,954,355)	-	-
Dividend received on investment securities		3,466,646	2,391,242	36,726
Net cash from/ (used in) investing activities		**(760,885,603)**	**542,531,590**	**8,332,539**
Cash flows from financing activities				
Proceeds from secured loan		55,631,900	8,949,250,004	137,448,165
Repayment of secured loan		(6,689,684)	(8,454,452,875)	(129,848,762)
(Repayment) / proceeds of secured overdraft (net)		1,400,855,367	1,098,099,201	16,865,293
Proceeds from unsecured loan		69,456,219	221,253,569	3,398,150
Dividend paid and tax thereon		(98,039,528)	(131,328,853)	(2,017,030)
Net cash flows from/(used in) financing activities		**1,421,214,274**	**1,682,821,046**	**25,845,816**
Net increase/ (decrease) in cash and cash equivalents		**691,373,419**	**(189,500,378)**	**(2,910,464)**
Cash and cash equivalent at the beginning of the Year		238,832,270	925,727,605	14,217,902
Effect of exchange rate fluctuations on cash and cash equivalents held		(4,478,084)	399,288	6,132
Cash and cash equivalent at the end of the Year	17	**925,727,605**	**736,626,515**	**11,313,570**

SMC GLOBAL SECURITIES LIMITED
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(All amounts in Indian rupees unless otherwise stated)

Attributable to owners of the Company

	Share capital	Share premium	Capital reserve	Foreign currency Translation reserve	Retained earnings	Total	Non controlling Interest	Total equity
Balance at April 1, 2016	226,268,900	3,548,993,510	-	(15,524,315)	1,781,217,213	5,540,955,308	9,015,084	5,549,970,392
Total comprehensive income for the Year:								
Profit for the Year	-	-	-	-	458,147,720	458,147,720	(7,597,881)	450,549,839
Other comprehensive income, net of income tax								
Foreign currency translation differences	-	-	-	(11,934,876)	-	(11,934,876)	(923,840)	(12,858,716)
Remeasurement of defined benefit obligation	-	-	-	-	(470,175)	(470,175)	-	(470,175)
Total comprehensive income for the Year	-	-	-	(11,934,876)	457,677,545	445,742,669	(8,521,721)	437,220,948
Transactions with owners, recorded directly in equity								
Contribution by and (distributions) to owners								
Dividends to owners (including dividend distribution tax)	-	-	-	-	(98,039,528)	(98,039,528)	-	(98,039,528)
Share based compensation (Refer note 37)	-	-	5,934,808	-	-	5,934,808	-	5,934,808
Acquisition of business (Refer note 36)	-	-	24,642,940	-	-	24,642,940	30,577,749	55,220,689
Ajustment on account of issuance of shares*	-	-	(30,577,748)	-	-	(30,577,748)	-	(30,577,748)
Total distributions to owners	-	-	-	-	(98,039,528)	(98,039,528)	30,577,749	(67,461,779)
Balance at March 31, 2017	226,268,900	3,548,993,510	-	(27,459,191)	2,140,855,230	5,888,658,449	31,071,112	5,919,729,561
Balance at April 1, 2017	226,268,900	3,548,993,510	-	(27,459,191)	2,140,855,230	5,888,658,449	31,071,112	5,919,729,561
Total comprehensive income for the Year								
Profit for the Year	-	-	-	-	638,077,417	638,077,417	(15,956,287)	622,121,130
Capital reserve on acquisition/sale of shares	-	-	-	-	(1,035,000)	(1,035,000)	-	(1,035,000)
Other comprehensive income, net of income tax								
Foreign currency translation differences	-	-	-	464,522	-	464,522	(65,234)	399,288
Remeasurement of defined benefit asset	-	-	-	-	6,610,606	6,610,606	65,644	6,676,250
Total comprehensive income for the Year	-	-	-	464,522	643,653,023	644,117,545	(15,955,877)	628,161,668
Transactions with owners, recorded directly in equity								
Dividends to owners(including dividend distribution tax)	-	-	-	-	131,328,853	131,328,853	-	131,328,853
Total contributions by and (distributions to) owners	-	-	-	-	131,328,853	131,328,853	-	131,328,853
Balance at March 31, 2018	226,268,900	3,548,993,510	-	(26,994,669)	2,653,179,400	6,401,447,141	15,115,235	6,416,562,376
US $ (Refer Note 2(C))	3,475,179	54,507,656	-	(414,601)	40,749,184	98,317,418	232,149	98,549,567

* During the year ended March 31, 2017, SMC Global USA Inc. ("subsidiary of the Parent Company") issued common shares pursuant to acquisition of business and share-based compensation. Accordingly, it has been shown as non-controlling interest ("NCI") as at March 31, 2017.

1. Reporting entity

SMC Global Securities Limited (the "Parent Company") together with its subsidiaries (collectively, "the Company" or "the Group") offers its customers a wide range of services across different business segments. The Parent Company's shares are listed on the Calcutta Stock Exchange in India.

The Group provides the following range of services:

Trading and distribution services includes brokerage services (in equity, derivative, commodity and currency segments on various stock exchanges in India and abroad), clearing services, depository participant services, insurance broking services and distribution of financial products such as mutual funds and initial public offerings financing.

The Group also engages in proprietary transactions in equity securities, commodities, currencies and derivative. Such trading activities are entered primarily to capitalize on the pricing inefficiencies in equity, commodity and currency markets. These trades are executed in identical or similar financial instruments, on different markets or in different but analogous forms, such that the positions are generally hedged.

Financing business services offer a variety of loan products such as capital market loans and real estate loans primarily to individuals, affiliated entities, commercial clients, consumer finance and medical equipment financing.

Advisory services comprises portfolio and wealth management, mortgage and loan advisory, marketing of financial products, real estate advisory and investment banking services which advises middle class to high net worth individuals.

The Parent Company is a Limited Liability Company incorporated in the year 1994 and domiciled in India. The registered address of the Parent Company is 11/6B, Shanti Chamber, Pusa Road, New Delhi-110005.

2. Basis of preparation

(A) Statement of compliance

These consolidated financial statements have been prepared in accordance with "International Financial Reporting Standards" ("IFRS") As issued by the International Accounting Standards Board ("IASB").

(B) Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis, except for the following material items in the consolidated financial statements:

• Trading assets and trading liabilities (including derivatives), inventories and investment securities are measured at fair value.

(C) Functional and presentation currency

These consolidated financial statements are presented in INR, which is the Company's and its subsidiaries functional currency, other than SMC Global IFSC Private Limited, a subsidiary of the Company in Gift City Gujarat, SMC Comex International, DMCC, a subsidiary of the Company in United Arab Emirates and SMC Global USA Inc., a subsidiary of the Company in United States of America. The functional currency of SMC Global IFSC Private Limited, SMC Comex International, DMCC and SMC Global USA Inc. is U.S. dollars. Assets and liabilities of SMC Global IFSC Private Limited, SMC Comex International, DMCC and SMC Global USA Inc. are translated at year-end rates of exchange, and income statement accounts are translated at average rates of exchange for the year. Gains or losses resulting from such transactions are recognised in "Other comprehensive income" and shown in the consolidated Statement of changes in equity as "Foreign currency translation reserve".

The accompanying consolidated financial statements are presented in Indian rupees, the national currency of India. Solely for the convenience of the readers, the financial statements as of and for the period ended March 31, 2018 have been translated into U.S. dollars which are based on the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board at March 31, 2018. The Federal Reserve Bank of New York certifies this rate for customs purposes in a weekly version of the H.10 release. The exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board as at March 31, 2018 was INR 65.11 per US$1. No representation is made that the Indian rupee amounts have been, could have been or could be converted into U.S. dollars at such a rate or any other rate.

(D) Use of estimates and judgments

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

(i) Assumptions and estimation uncertainties

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year are as follows:

Note 3(U) and 29	Measurement of defined benefit obligation, liability for long-service leave; key actuarial assumptions;
Note 3(F) and 15	Recognition of deferred tax assets; availability of future taxable profit against which carry forward losses can be used;
Note 3(G) and 21, 22	Impairment of trade and other receivable, loan and advance to customers and advance to vendors.

Measurement of defined benefit obligation, liability for long-service leave; key actuarial assumptions:

The projected benefit obligation and expense related to the Group's pension and non-pension post-retirement benefit plans are determined using multiple assumptions that may significantly influence the value of these amounts. Actuarial assumptions including discount rates, compensation increases, attrition rates and mortality rates are management's best estimates and are reviewed annually with the Group's actuaries. The Group develops each assumption using relevant historical experience of the Group in conjunction with market related data and considers if the market-related data indicates there is any prolonged or significant impact on the assumptions. The discount rate used to measure plan obligations is based on long-term high quality government bond yields. The other assumptions are also long-term estimates. All assumptions are subject to a degree of uncertainty. Differences between actual experiences and the assumptions, as well as changes in the assumptions resulting from changes in future expectations, result in actuarial gains and losses which are recognized in other comprehensive income during the period and also impact expenses in future periods.

Recognition of deferred tax assets, availability of future taxable profit against which carry-forward losses can be used:

Deferred tax is recorded on temporary differences between the tax bases of assets and liabilities and their carrying amounts, at the rates that have been enacted or substantively enacted. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable profits during the periods in which those temporary differences and tax loss carry-forwards become deductible. The Group considers the expected reversal of deferred tax assets and projected future taxable income in making this assessment. The amount of the deferred income tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry-forward period are reduced.

Impairment of trade and other receivable, loan and advance to customers and advance to vendors:

The Group estimates the uncollectability of trade and other receivables, loans and advances to customers and advance to vendors by analyzing historical payment patterns, customer concentrations, customer credit-worthiness and current economic trends. If the financial condition of a customer or vendor deteriorates, additional allowances may be required.

(ii) Judgements

Information about significant areas of judgment in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements is principal and agent relationship.

The Group determines that when other parties are involved in providing goods or services to a Group's customer, whether its performance obligation is to provide the goods or services itself (i.e., the Group is a principal) or to arrange for another party to provide the good or service (i.e., the Group is an agent). The Group is a principal if it controls a promised good or service before it transfers the good or service to a customer. However, the Group is not necessarily acting as a principal if it obtains legal title only momentarily before the good or service is transferred to a customer.

The determination of whether the Group is acting as a principal or an agent affects the amount of revenue the Group recognizes.

When the Group is the principal in the arrangement, revenue to be recognized is based on the gross amount to which the entity expects to be entitled.

When the Group is the agent, the revenue to be recognized is the net amount to which the entity is entitled to retain in return for its services as the agent.

The Group acts in its principal capacity for trading activity undertaken on its own account, whereas it is an agent for all trading positions taken by its clients.

3. Significant accounting policies

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements and have been applied consistently by Group entities.

(A) Basis of consolidation

(i) Subsidiaries

The Group consolidates entities which it controls. Control exists when the parent has power over the entity, is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns by using its power over the entity. Power is demonstrated through existing rights that give the ability to direct relevant activities, those which significantly affect the entity's returns.

The financial statements of subsidiaries are included in the consolidated financial statements using the acquisition method of accounting from the date that control commences until the date that control ceases.

(ii) Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealized income and expenses arising from intra-group transactions, are eliminated in preparing the consolidated financial statements. Unrealised losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

(iii) Non-controlling interests

Non-controlling interests are measured at their proportionate share of the acquiree's identifiable net assets at the date of acquisition. Changes in Group's interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions. Acquisitions of non-controlling interests are accounted for as transactions with equity holders in their capacity as equity holders; therefore no goodwill is recognized as a result of such transactions.

(B) Foreign currency transaction

Transactions in foreign currencies are translated into the respective functional currency of Group entities at the spot exchange rates at the date of the transactions.

Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated into the functional currency at the spot exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between the amortised cost in the functional currency at the beginning of the year, adjusted for effective interest and payments during the year, and the amortised cost in the foreign currency translated at the spot exchange rate at the end of the year.

Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the spot exchange rate at the date on which the fair value is determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction.

Foreign currency differences arising on translation are recognised in the statement of profit or loss.

(C) Revenue

(i) Fees and commission income

Fees and commission income comprises brokerage commission, fees on distribution of financial products, management and advisory services and depository service.

Brokerage commission is earned on equity, derivative (equity and currency), debt securities, commodity, real estate and insurance broking business of the Group.

Brokerage commission earned on equity derivative (equity and currency), debt securities and commodity transactions are recognised as per contracted rates on execution of transactions on behalf of the customers on the trade date.

Insurance agency income on first year premium of insurance policies is recognised, when an insurance policy sold by the Group is accepted by the principal insurance company net of an allowance for estimated policy cancellations. Renewal commission on policies is accounted for on receipt of renewal premium by the principle insurance company.

Income from distribution of financial product, management and advisory services and depository services are recognized on accrual basis in accordance with the terms of the respective agreements entered into between the Group and the counter party

when such services have been provided the amount of revenue to be accrued can be reliably measured, and it is probable that the economic benefits associated with the transaction will flow to the entity.

The Group did not have any performance fee or carried interest arrangements during the year ended March 31, 2018.

(ii) Net trading income

Net trading income comprises of gains less losses related to trading assets (including inventories) and liabilities and includes all realized and unrealized fair value changes, interest, dividend and foreign exchange differences.

(iii) Net income from other financial instruments at fair value through profit or loss

Net income from other financial instruments at fair value through profit or loss relates to financial assets and financial liabilities designated at fair value through profit or loss. It includes all realised and unrealised fair value changes, interest, dividends and foreign exchange differences.

(iv) Other operating income

Other operating income comprises of charges collected by the Company on delayed payments done by brokerage customers on delay in fulfilment of contractually agreed payment terms and is recognized on accrual basis.

(v) Dividend Income

Dividend income is recognised when the right to receive income is established. Usually, this is the ex-dividend date for quoted equity securities. Dividends are presented in net trading income and net income from other financial instruments at fair value through profit or loss, based on the underlying classification of the equity investment.

(vi) Interest income and interest expense

Interest income and expense are recognized in the statement of profit or loss using the effective interest method. The 'effective interest rate' is the rate that discounts the estimated future cash payment s and receipts through the expected life of the financial asset or financial liability (or, where appropriate, a shorter period) to the carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Group' estimates future cash flows considering all contractual terms of the financial instrument, but not future credit losses. The calculation of the effective interest rate includes transaction costs and fees that are an integral part of the effective interest rate. Transaction costs include incremental costs that are directly attributable to the acquisition or issue of a financial asset or financial liability.

Interest income presented in the statement of profit or loss includes:

- Interest income on term deposits and loans and advances to customers. Interest income on delinquent customers, if any, is recognized only when it is reasonably assured.

Interest expense presented in the statement of profit or loss includes:

- Interest expense on bank overdraft and other borrowings, interest paid to clients on margin balances and other finance charges.

Interest income and expense on all trading assets and liabilities are considered to be incidental to the Group's trading operations and are presented together with all other changes ill the fair value of trading assets and liabilities in net trading income.

(E) Lease Payments

Accounting for Operating Lease

Payments made under operating leases are recognized in the statement of profit or loss on a straight- line bas is over the term of the lease.

(F) Income tax expense

Income tax expense comprises current and deferred taxes. Current and deferred tax expense is recognized in the statement of profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or OCI, in which case it is recognized in equity or in OCI (loss).

The amount of current tax payable and receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainties related to income taxes, and any adjustment to tax payable or receivable in respect of previous years. It is measured using the tax rates enacted or substantively enacted at the reporting date.

Current tax assets and liabilities arc offset only if certain criteria are met.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

- temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;
- temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and
- taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity.

A deferred tax asset is recognized for unused tax losses and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

In determining the amount of current and deferred tax, the group takes into account the impact of uncertain tax positions and whether additional taxes and interest may be due. This assessment relies on estimates and assumptions and may involve a series of judgment about future events. New information may become available that causes the Company to change its judgment regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact tax expense in the period that such a determination is made.

(G) Financial assets and financial liabilities

(i) Recognition

The Group initially recognizes loans and advances and deposits on the date on which such money is disbursed or received. All other financial instruments are recognized on the trade date, which is the date on which the Group becomes a party to the contractual provisions of the instrument.

A financial asset or financial liability is measured initially at fair value plus, for an item not at fair value through profit or loss, transaction costs that are directly attributable to its acquisition or issue.

(ii) Classification

Financial assets

The Group classifies its financial assets into one of the following categories:

- Loans and receivables;
- Available -for- sale; and
- At fair value through profit or loss, and within this category as:
  - held for trading; or
  - designated at fair value through profit or loss.

Financial liabilities

The Group classifies its financial liabilities as measured at amortised cost or fair value through profit or loss.

(iii) De-recognition

Financial assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

On derecognition of a financial asset, the difference between the carrying amount of the asset (or the carrying amount allocated to the portion of the asset derecognized) and the sum of (i) the consideration received (including any new asset obtained less any new liability assumed) and (ii) any cumulative gain or loss that had been recognized in OCI is recognized in the statement of profit or loss. Any interest in transferred financial assets that qualify for derecognition that is created or retained by the Group is recognized as a separate asset or liability.

Financial liabilities

The Group derecognises a financial liability when its contractual obligations are discharged or cancelled, or expire.

(iv) Offsetting

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group has a legally enforceable right to set off the amounts and it intends either to settle them on a net basis or to realise the asset and settle the liability simultaneously. There has been no offset between financial assets and financial liabilities during the year under reporting.

Income and expenses are also presented on a net basis only when required under IFRS where the group is not considered a principal in a transaction.

Income or expenses are also presented on a net basis for gains and losses arising from a group of similar transaction such as in the Group's trading activity.

(v) Amortized cost measurement

The amortized cost of a financial asset or financial liability is the amount at which the financial asset or financial liability is measured at initial recognition, minus principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between the intial amount recognized and the maturity amount minus any reduction for impairment.

(vi) Fair value measurement

'Fair value' is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Group has access at that date. The fair value of a liability reflects its non-performance risk.

When available, the Group measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as active if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

If there is no quoted price in an active market, then the Group uses valuation techniques that maximise the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction.

The best evidence of the fair value of a financial instrument at initial recognition is normally the transaction price i.e. the fair value of the consideration given or received. If the Group determines that the fair value at initial recognition differs from the transaction price and the fair value is evidenced neither by a quoted price in an active market for an identical asset or liability nor based on a valuation technique that uses only data from observable markets, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value at initial recognition and the transaction price. Subsequently, that difference is recognized in the statement of profit or loss on an appropriate basis over the life of the instrument but no later than when the valuation is wholly supported by observable market data or the transaction is closed out.

The Group recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period during which the change has occurred.

(vii) Identification and measurement of impairment

At each reporting date, the Group assesses whether there is objective evidence that financial assets not carried at fair value through profit or loss are impaired. A financial asset or a group of financial assets is impaired when objective evidence demonstrates that a loss event has occurred after the initial recognition of the asset, and that the loss event has an impact on the future cash flows of the asset that can be estimated reliably.

Objective evidence that financial assets (including investment securities) are impaired can include:

- significant financial difficulty of the borrower or issuer,
- default or delinquency by a borrower,
- the restructuring of a loan or receivable by the Group on terms that the Group would not otherwise consider,
- indications that a borrower or issuer will enter bankruptcy,
- the disappearance of an active market for a security, or
- other observable data relating to a group of assets such as adverse changes in the payment status of borrowers or issuers in the group, or economic conditions that correlate with defaults in the group.

The Group considers evidence of impairment for loans and receivables at both a specific asset and a collective level. All individually significant loans and receivables are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Loans and receivables that are not individually significant are collectively assessed for impairment by grouping together loans and receivables with similar risk characteristics.

In assessing collective impairment, the Group uses historical trends of the probability of default, the timing of recoveries and the amount of loss incurred, and makes an adjustment if current economic and credit conditions are such that the actual losses

are likely to be greater or lesser than is suggested by historical trends. Default rates, loss rates and the expected timing of future recoveries are regularly benchmarked against actual outcomes to ensure that they remain appropriate.

Impairment losses on assets carried at amortized cost are measured as the difference between the carrying amount of the financial asset and the present value of estimated future cash flows discounted at the asset's original effective interest rate.

Impairment losses are recognized in the statement of profit or loss and reflected in an allowance account against loans and receivables. Interest on the impaired assets continues to be recognized through the unwinding of the discount. If an event occurring after the impairment was recognized causes the amount of impairment loss to decrease, then the decrease in impairment loss is reversed through the statement of profit or loss.

Impairment losses on available-for-sale investment securities (unquoted equity securities) are recognized by reclassifying the losses accumulated in the fair value reserve in equity to profit or loss. The cumulative loss that is reclassified from equity to the statement of profit or loss is the difference between the acquisition cost, net of any principal repayment and amortization, and the current fair value, less any impairment loss previously recognized in the statement of profit or loss. Any subsequent recovery in the fair value of an impaired available-for-sale equity security is always recognized in OCI.

The Group writes off loans and receivables and investment securities when they are determined to be uncollectable. The Group writes off its investment value of unquoted equity securities once it has sold its individual investment and determines based upon publicly available data that the issuer has not filed its statutorily required audited financial statements with Indian regulators.

(viii) Designation at fair value through profit or loss

The Group has designated financial assets and liabilities at fair value through profit or loss when the assets or liabilities are managed, evaluated and reported internally on a fair value basis. Fair value changes pertaining to these financial assets and liabilities are classified under Net income from other financial instrument at fair value through profit or loss.

(H) Derivative financial instrument

The fair values of derivative instruments are based on the active market prices of the instrument. Fair values reflect the credit risk of the instrument and include adjustments to take account of the credit risk of the Company and counterparty, when appropriate.

(I) Business combinations, goodwill and other intangible assets

The Group accounts for its "Business combinations" using the acquisition method of accounting by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, and any non-controlling interest in the acquired business, measured at their acquisition date fair values. Acquisition-related costs are expensed as incurred.

Goodwill represents the cost of acquired businesses in excess of the fair value of identifiable tangible and intangible net assets purchased. Goodwill is not amortized but is tested for impairment at least on an annual basis, based on a number of factors, including operating results, business plans and future cash flows. Goodwill arising on acquisition of subsidiaries is measured at cost less accumulated impairment losses.

If the initial accounting for a business combination is incomplete by end of the reporting period in which the business combination occurs, the group records provisional amounts for the items for which accounting is incomplete. During the measurement period, which does not exceed 1 year, the group retrospectively adjusts the provisional amounts recognized at the acquisition date or recognizes additional assets or liabilities to reflect new information obtained about facts and circumstances that existed as of the acquisition date and, if known, would have affected the measurement of the amounts recorded as of that date.

Intangible assets acquired individually or with a group of other assets or in a business combination are carried at cost less accumulated amortization based on their estimated useful lives as follows:

Customer-related intangible assets: 8 years.
Licenses: 7 years.

Intangible assets are amortized over their estimated useful lives using a method of amortization that reflects the pattern in which the economic benefits of the intangible assets are consumed or otherwise realized.

(J) Interests in joint venture

A joint venture is an arrangement in which the Group has joint control, whereby the Group has rights to the net assets of the arrangement, rather than rights to its assets and obligations for its liabilities.

Interest in joint venture is accounted using the equity method. They are initially recognised at cost, which includes transaction costs. Subsequent to initial recognition, the consolidated financial statements include the Group's share of the profit or loss and OCI of equity-accounted investees, until the date on which significant influence or joint control ceases.

(K) Cash and cash equivalents

(i) Cash and Bank balances

Cash and cash equivalents comprise cash balances and highly liquid financial assets with original maturities of less than three months, which are subject to insignificant risk of changes in their fair value, and are used by the group in the management of its short-term commitments.

(ii) Bank overdraft

Bank overdrafts that are repayable on demand and form an integral part of the group's cash management are included as a component of "cash and cash equivalents" for the purpose of the consolidated statement of cash flows.

Bank overdrafts primarily used for financing the activities of the Group are included as a component of Short term borrowings in the consolidated financial statement and disclosed as a component of "Cash flows from financing activities" for the purpose of the consolidated statement of cash flows.

(L) Term deposit

Term deposits comprise deposits with banks which have original maturities of more than three months. Such assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, term deposits are measured at amortized cost using the effective interest method, less any impairment losses. Accrued interest on term deposit at year end is shown under "Other assets".

(M) Trading assets and liabilities

Trading assets and liabilities are those assets and liabilities that the group acquires or incurs principally for the purpose of selling or repurchasing in the near term, or holds as part of a portfolio that is managed together for short-term profit or position taking.

Trading assets and liabilities are initially recognized and subsequently measured at fair value in the consolidated statement of financial position, with transaction costs recognized in the statement of profit or loss. All changes in fair value are recognized as part of net trading income in the statement of profit or loss.

(N) Loans and advances to customers

Loans and advances are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and that the Group does not intend to sell immediately or in the near term.

Loans and advances to corporate and retail customers are classified as loans and receivables. These loans and advances are initially measured at fair value plus incremental direct transaction costs, and subsequently measured at their amortized cost using the effective interest method.

(O) Investment securities

Investment securities are initially measured at fair value plus, in the case of investment securities not at fair value through profit or loss, incremental direct transaction costs, and subsequently accounted for depending on their classification as either fair value through profit or loss or available-for-sale.

(i) *Available-for-sale*

Available-for-sale investments' are non-derivative investments that are designated as available-for-sale or are not classified as another category of financial assets. Available-for-sale investments comprise unquoted equity securities. Unquoted equity securities whose fair value cannot be measured reliably are carried at cost, net of impairment. All other available-for-sale investments are measured at fair value after initial recognition.

Impairment losses are recognized in the statement of profit or loss. Other fair value changes, other than impairment losses are recognized in OCI and presented in the fair value reserve within equity. When the investment is sold, the gain or loss accumulated in equity is reclassified to the statement of profit or loss.

A non-derivative financial asset may be reclassified from the available-for-sale category to the loans and receivables category if it would otherwise have met the definition of loans and receivables and if the Group has the intention and ability to hold that financial asset for the foreseeable future or until maturity.

(ii) *Fair value through profit or loss*

The Group designates some investment securities (equity, debt securities and mutual funds) at fair value, with fair value changes recognized immediately in the statement of profit or loss.

(P) Trade and other receivables

Trade and other receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, trade and other receivables are measured at amortized cost using the effective interest method, less any impairment losses. It includes:

(i) *Client and proprietary trading transactions*

Client transactions are entered into on either a cash or margin basis. In margin transactions, the Group extends credit to clients for the purchase of securities, using the securities purchased and / or other securities in the clients' accounts as collateral for the security transactions. Receivable from clients/exchange are due on the settlement date, but accounted for on trade date basis.

(ii) *Other receivables*

Other receivables are initially recognized at fair value which primarily represents original invoice amount less any impairment loss or an allowance for any uncollectible amounts. Provision is made when there is objective evidence
that the Group may not be able to collect the other receivables. Balances are written off when recoverability is assessed as being remote.

(Q) Non-derivative financial liabilities

The Group recognizes financial liabilities initially on the trade date at which the Group becomes a party to the contractual provisions of the instrument. The Group derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire.

The Group has non-derivative financial liabilities such as loans and borrowing, trade and other payables and other liabilities. Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition these financial liabilities are measured at amortized cost using the effective interest method.

Payable to clients/exchanges are due on settlement date but accounted for on trade date basis.

(R) Inventories

Inventories comprises of commodities purchased in the active market measured at fair value.

(S) Share capital

Ordinary shares

The Company only has one class of shares classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity.

(T) Earning per share (EPS)

The Group presents basic and diluted EPS data for its ordinary shares. Basic EPS is calculated by dividing the profit or loss that is attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss that is attributable to ordinary shareholders and the weighted-average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares.

There are no dilutive potential ordinary shares outstanding as of and during the year ended March 31, 2017 and March 31, 2018.

(U) Employee Benefits

(i) Defined contribution plans

Obligations for contributions to defined contribution plans (provident fund and employees state insurance) are recognized as a personnel expense in the statement of profit or loss in the periods during which services are rendered by employees.

(ii) Defined benefit plan

A defined benefit plan is a post-employment benefit plan other than a defined contribution plan. The Group's gratuity scheme is a defined benefit plan and it is in accordance with Gratuity Act, 1972. As per the plan, employee is entitled to get 15 days of basic salary for each completed year of service with a condition of minimum tenure of 5 years subject to a maximum amount of INR 2,000,000.

The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a potential asset for the Group, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Group determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then-net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in personnel expenses in the statement of profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognised immediately in the statement of profit or loss.

(iii) Short-term employee benefits

Short-term employee benefits are expensed as the related service is provided. A liability is recognised for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

(iv) Other long-term employee benefits

Liability for long service leave

The Group's net obligation in respect of long-term employee benefits is the amount of future benefit that employees have earned in return for their service in the current and prior periods. That benefit is discounted to determine its present value. Remeasurements are recognised in the statement of profit or loss in the period in which they arise.

(v) Termination benefits

Termination benefits are expensed at the earlier of when the Group can no longer withdraw the offer of those benefits and when the Group recognises costs for a restructuring. If benefits are not expected to be wholly settled within 12 months of the reporting date, then they are discounted.

(V) Share-based compensation

The grant-date fair value of equity-settled share-based payment arrangements granted to employees is generally recognised as an expense, with a corresponding increase in equity, over the vesting period of the awards. The amount recognised as an expense is adjusted to reflect the number of awards for which the related service conditions are expected to be met, such that the amount ultimately recognised is based on the number of awards that meet the related service conditions at the vesting date.

(W) Provisions and contingent liabilities

A provision is recognized if, as a result of a past event, the Group has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assumptions of the time value of money and the risks specific to the liability. The unwinding of discount is recognized as finance cost.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at reporting date, taking into account the risks and uncertainties surrounding the obligation.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

Contingent liabilities are possible obligations that arise from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events not wholly within the control of the Group. Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote.

(X) Property and equipment

(i) *Recognition and measurement*

Items of property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses.

Cost includes expenditures that are directly attributable to the acquisition of the asset.

When parts of an item of property and equipment have different useful lives, they are accounted for as separate items (major components) of property and equipment.

The gain or loss on disposal of an item of property and equipment are determined by comparing the proceeds from disposal with the carrying amount of property and equipment, and are recognized net within other income in the statement of profit or loss.

(ii) *Subsequent costs*

Subsequent expenditure is capitalized only when it is probable that the future economic benefits of the expenditure will flow to the Group. Ongoing repairs and maintenance are expensed as incurred.

(iii) *Depreciation*

Depreciation is calculated over the depreciable amount, which is the cost of an asset or other amount substituted for cost, less its residual value.

Depreciation is recognized in the statement of profit or loss on a straight-line basis over the estimated useful lives of each part of an item of property and equipment.

The estimated useful lives for depreciable property and equipment are as follows:

• Office building	50 years
• Office equipment	5 years
• Furniture and fixtures	5 years
• Computer hardware	3 years
• Vehicles	5 years
• Communication devices	10 years

Leasehold improvements are depreciated over the lease term or useful lives, whichever is shorter.

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

(Y) Intangible assets

Software

Software acquired by the group is stated at cost less accumulated amortization and accumulated impairment losses. Subsequent expenditure on software assets is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure is expensed as incurred.

Amortization is recognized in the statement of profit or loss on a straight-line basis over the estimated useful life of the software, from the date that it is available for use. The estimated useful life of software is three years.

Amortization methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

(Z) Impairment of non-financial assets

At each reporting date, the Group reviews the carrying amount of its non-financial assets (other than investment property, inventories and deferred tax asset) to determine whether there is any indication of impairment. If such indication exists, then the asset's recoverable amount is estimated.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognised if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognised in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset's carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(AA) Segment reporting

The operating segments used to present segment information are identified on the basis of internal reports used by the Group's management to allocate resources to the segments and assess their performance. An operating segment is a component of the Group that engages in business activities from which it earns revenues and incurs expenses, including revenues and expenses that relate to transactions with any of the Group's other components. Results of the operating segments are reviewed regularly by the Chief Operating Decision Makers (CODM), to make decisions about resources to be allocated to the segment and assess its performance and for which discrete financial information is available.

The Group has three reportable segments - Trading and Distribution, Advisory Services and Financing services.

(AB) New standards and interpretation not yet adopted

IFRS 9 Financial Instruments: IFRS 9, published in July 2014, replaces the existing guidance in IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 includes revised guidance on the classification and measurement of financial instruments, a new expected credit loss model for calculating impairment on financial assets, and new general hedge accounting requirements. It also carries forward the guidance on recognition and derecognition of financial instruments from IAS 39.

IFRS 9 is effective for annual reporting periods beginning on or after January 1, 2018, with early adoption permitted.

As per the preliminary assessments made by the Group the following items may have impact on its consolidated financial statements - (I) classification and measurement of financial assets (II) impairment, and (III) hedge accounting.

Classification and measurement: The standard requires all financial assets to be classified into three categories, namely, amortized cost, fair value through other comprehensive income ("FVOCI") and fair value through profit or loss ("FVPL"), based on the business model within which they are held and their contractual cash flow characteristics. A financial asset is measured at amortized cost if the asset is held within a business model whose objective is to hold the asset in order to collect contractual cash flows, and the asset's contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest ("SPPI") on the principal amount outstanding. Financial assets are measured at FVOCI if they are held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and SPPI requirements are met. Any financial assets that do not meet the criteria of amortized cost or FVOCI should be classified as FVPL. The standard also requires financial assets that contain embedded derivatives to be classified in their entirety rather than being subject to bifurcation requirements. The standard maintains most of the requirements in IAS 39 regarding the classification and measurement of financial liabilities. However, with the new requirements, if an entity chooses to measure a financial liability at fair value, the amount of change in its fair value that is attributable to changes in the credit risk of that liability will be presented in other comprehensive income, rather than in profit or loss.

Impairment: The standard introduces the expected credit loss model, which is a new model for the recognition of impairment losses, to replace the incurred credit loss model in IAS 39. Under the expected credit loss model, an entity is required to account for expected credit losses from when financial instruments are first recognized and to recognize full lifetime expected losses on a more timely basis. An expected credit loss model will result in the recognition of impairment losses earlier than an incurred loss model.

Hedge Accounting: The standard introduces a new hedge accounting model, together with corresponding disclosures about risk management activity for those applying hedge accounting. The hedge accounting requirements in IFRS 9 align hedge accounting more closely with risk management and establish a more principle-based approach to hedge accounting.

(All amounts in Indian rupees unless otherwise stated)

The Group intends to adopt this standard from April 1, 2018 and continues to evaluate the potential impact that the adoption of the standard will have on its consolidated financial statements.

IFRS 15 – Revenue from Contracts with Customers: In May 2014, IFRS 15 was issued which established a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. IFRS 15 will supersede the current revenue recognition guidance including IAS 18 *Revenue* and the related interpretations when it becomes effective.

The core principle of IFRS 15 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Specifically, the standard introduces a 5-step approach to revenue recognition:

- Step 1: Identify the contract(s) with a customer.
- Step 2: Identify the performance obligations in the contract.
- Step 3: Determine the transaction price.
- Step 4: Allocate the transaction price to the performance obligations in the contract.
- Step 5: Recognise revenue when (or as) the entity satisfies a performance obligation.

Under IFRS 15, an entity recognises when (or as) a performance obligation is satisfied, i.e. when 'control' of the goods or services underlying the particular performance obligation is transferred to the customer. Far more prescriptive guidance has been added in IFRS 15 to deal with specific scenarios. Extensive disclosures will be required, including disaggregation of total revenue; information about performance obligation; changes in contract asset and liability account balances between periods and key judgments and estimates.

The standard permits the use of either the retrospective or cumulative effect transition method. In September 2015, the IASB issued an amendment to IFRS 15 deferring the adoption of the standard to periods beginning on or after January 1, 2018.

The Group intends to adopt this standard from April 1, 2018 and continues to evaluate the potential impact that the adoption of the standard will have on its consolidated financial statements

IFRS 16 Leases: On January 13, 2016, the International Accounting Standards Board issued the final version of IFRS 16, Leases. IFRS 16 will replace the existing leases standard, IAS 17 Leases, and related interpretations. The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases. IFRS 16 introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. Accounting for transactions where the Company is a lessee is expected to be impacted on application of this standard. The Standard also contains enhanced disclosure requirements for lessees. Lessors continue to classify leases as operating or finance, with IFRS 16's approach to lessor accounting substantially unchanged from its predecessor, IAS 17.

The effective date for adoption of IFRS 16 is annual periods beginning on or after January 1, 2019, though early adoption is permitted for companies applying IFRS 15 Revenue from Contracts with Customers.

The Group intends to adopt this standard from April 1, 2019. Following the publication of the standard, the Group has started to analyze the standard and define its potential impacts.

4. Financial risk management

This note presents the information about the Group's exposure to financial risks, the group's objectives, policies and processes for measuring and managing risk and the Group's management of capital. Further, quantitative disclosures are included throughout these consolidated financial statements.

The Group has exposure to the following risks arising from financial instruments:

- Credit risk;
- Liquidity risk and
- Market risk

Financial Risk management framework

The Board of Directors has overall responsibility for the establishment and oversight of the Group's risk management framework. Financial risk management within the Group is governed by policies and guidelines approved by the management. The Board has established a Risk Management Committee which is responsible for developing and monitoring the Group's risk management policies. Group policies and guidelines cover areas such as cash management, investment of excess funds and raising of debt and are managed by segregated functions within the Group.

The Group's risk management policies and procedures are established to identify and analysis the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group's activities. The Group, through its training and management standards and procedures, aims to maintain a disciplined and constructive control environment in which all employees and stakeholders understand their roles and obligations.

Different types of risks arising from financial instruments as identified by the Group above have been explained below:

(i) Credit risk

The credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group's trading assets except equity instruments, investment securities except equity instruments, receivables from clients and exchanges, loans and advance to customers, balances with banks and term deposits and related accrued interest. Credit risk in respect of quoted securities is expected to have a direct correlation with the quoted market prices and risk.

The Group is exposed to the risk that third parties that owe money or securities will not perform their obligations. Such third parties include clients, trading members, exchanges, clearing houses, and other financial intermediaries. These parties may default on their obligations owed to the Group due to insolvency, lack of liquidity, operational failure, government or other regulatory intervention or other reasons. In these circumstances, the Group is exposed to risks arising, for example, from holding securities of third parties; executing securities trades that fail to settle at the required time due to non-delivery by the counterparty trading members, exchanges, clearing houses or other financial intermediaries. Significant failures by third parties to timely perform their obligations owed could materially and adversely affect the Group's financial position, and ability to borrow in the credit markets and ability to operate the business.

For the risk management purposes, the Group considers and consolidates all elements of credit risk exposures such as individual obligator default risk, country and sector risk.

The Group faces significant credit risk in its financing business as there is a risk of default on a loan that may arise from a borrower failing to make required contractual repayments.

Management / mitigation of credit risk

The Group operates in a highly regulated environment which limits its credit risk against exchanges and clearing houses. The Group collects upfront margins in form of funds and/or securities/commodities from clients and trading members against their trading positions. The Group monitors positions, margins, mark to market losses and risks on real time basis through risk management systems and policies specially designed to mitigate the credit risk.

The Company's Board of Directors has delegated responsibility for the oversight of credit risk to the Risk Management Committee ("the Committee"). The Committee is responsible for management of the Group's credit risk, including the following:

(i) *Formulating credit policies* in consultation with business units, covering collateral requirements, credit assessment, risk grading and reporting, documentary and legal procedures, and compliance with regulatory and statutory requirements.

(ii) *Establishing the organizational structure* for the approval of new customers or counter parties. Authorization limits are allocated to business unit credit officers or the Arbitrager as appropriate.

(iii) *Providing advice, guidance and specialist skills* to business units through periodic reviews to promote best practices throughout the Group in the management of credit risk.

(iv) The Committee assesses the credit worthiness of client or counterparties, prior to taking exposure on them. Accordingly, limits are assigned and the monitoring mechanism ensures that exposure to single client does not cross the laid down threshold limits. Collateral securities are also collected from clients to cover the exposure.

(v) Limiting concentrations of exposure to counterparties, geographies and industries (for loans and advances and similar exposures), and by issuer, credit rating band, market liquidity and country (for investment securities and trading assets).

(vi) Reviewing compliance of business units with agreed exposure limits, including those for selected industries, country risk and product types. Regular reports on the credit quality of local portfolios are provided to the management, which may require appropriate corrective action to be taken.

For the Group's financing business, a loan policy has been implemented to identify the broad principles which the Group will follow to accept borrowers and loan proposals, to manage loan portfolio, and recover its dues so as to minimize the inherent risks in the business activity and maximize business revenues with consumer satisfaction. To reduce the credit risk in financing, the Group performs a credit check on the prospective borrower or seek security over some assets of the borrower or a guarantee from a third party.

While considering loan proposals, the Group also manages risk through limiting concentration of exposure to individual borrowers, industry, underlying collateral, etc.

Unsecured Loans to customers are sanctioned based on various factors like financials analysis, credit worthiness of the customer, market references, and historical client relations with SMC Group and future business prospects. All these loans are continuously monitored basis the factors considered while sanctioning the loan.

Further Trade and other receivables (against which collaterals are not available) primarily includes undue receivables from exchanges/ clearing corporations, receivables from vendors on account of third party financials products, deposit with other brokers, security deposits with exchanges / clearing corporations etc. which are recovered in due course. If there are any indicators of impairment on management assessment of these unsecured balances, these are provided for.

The Board of Directors has also constituted Audit Committee, which is responsible evaluation of internal financial controls and risk management systems. The company conducts regular internal audits of various business units to identify scope of improvement/enhancement of the Group's processes, quality control, fraud prevention and legal compliance. The internal audit reports are reviewed by audit committee and also placed with the Board.

<u>Credit exposure</u>:

The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

(All amounts in Indian rupees unless otherwise stated)

Particulars	Note	As at	
		March 31, 2017	March 31, 2018
Balances with banks	17	922,358,458	732,756,442
Term deposits	18	3,221,880,714	3,899,700,292
Trading assets			
- Debt securities	19	514,280,840	886,836
- Derivative assets	19	910,105,162	522,784,053
Trade and other receivables*	21	4,167,441,301	4,853,878,663
Loans and advances to customers	22	3,130,758,815	5,606,807,084
Investment securities			
- Debt securities	23	642,419,088	149,030,832
Accrued interest	26	50,225,431	48,569,426
Total		**13,559,469,809**	**15,814,413,628**

* Does not include duties and taxes recoverable

a. Balances with banks, term deposits and accrued interest

The Group places its cash and cash equivalents and term deposits with banks with "high investment grade ratings". The Group limits the amount of credit exposure with one bank and conducts ongoing evaluation of the credit worthiness of the banks with which it does business. Given the high credit ratings of these banks, the Group does not expect these banks to fail in meeting their obligations.

b. Trading assets and investment securities

Trading assets include portfolio of shares, derivative assets and debt securities. Investment securities comprise portfolio of equity and debt securities. The Group is exposed to credit risk in respect of debt securities and derivative assets. The trading assets and investment securities are valued at market price prevailing at reporting date which represents the fair value.

The table below sets out the credit quality of debt securities. An analysis of the credit quality of the maximum credit exposure, based on ratings done by approved rating agencies where applicable, is as follows:

Particulars	Note	As at	
		March 31, 2017	March 31, 2018
Government bonds:			
Rated sovereign		40,008	416,441
Corporate bonds:			
Rated AAA		831,336,978	35,039,769
Rated AA- to AA+		175,300,549	63,617,435
Rated A- to A+		147,247,693	49,734,000
Rated BBB+		-	1,198,500
Unrated debt securities			
Gold bonds		2,774,700	2,643,165
Fair value and carrying amount	**19,23**	**1,156,699,928**	**152,649,310**

Derivative assets

The Company uses derivative instruments primarily for availing arbitrage opportunities in equity, currency and commodity markets. The counterparties for settlement of these contracts are exchanges/clearing houses. These derivative assets are valued based on quoted prices in active markets. Amounts as at March 31, 2017 and March 31, 2018 is INR 910,105,162 and INR 522,784,053 respectively.

c. Loans and advances to customers and trade and other receivables

Loans and advances to customers primarily represents the loans provided to retail and corporate clients and includes loans against securities and commodities, public offering financing loans, housing application loans and loan against receivables.

Trade and other receivables primarily include amounts due from clients/trading members against their trading obligations such as securities purchased, daily mark to market settlement on commodity, equities & currency future contracts, sale of commodities etc. which are mainly secured by margin made available by the clients/trading members in form of cash, securities, fixed deposits or bank guarantees. All receipts due from exchanges/clearing houses are duly received on clearing/settlement date.

Trade receivable also include receivables for advisory services rendered, which primarily comprises of receivables on account portfolio and wealth management services, mortgage and loan advisory services, real estate broking services and investment banking services.

In trading transactions with clients, the Company extends credit for the purchase of securities, using the securities purchased and / or other securities in the clients' accounts as collateral for such amounts advanced. These are limited by funding rules as prescribed by regulator and are subject to the Company's credit review and daily monitoring procedures.

As per SEBI norms, the Company is entitled to have a lien on client's securities to the extent of the client's indebtedness to the Company and the Company may pledge those securities. This pledge can occur only with the explicit authorization of the client and the Company maintains records of such authorisation. Pledge of such securities is permitted, only if, it is done through Depository system in compliance with Regulation 58 of the SEBI (Depositories and Participants) Regulations, 1996.

Credit quality analysis

The tables below set out information about the credit quality of "Loans and advances to customer" and "Trade and other receivables" and the related allowance for impairment at the reporting date:

(All amounts in Indian rupees unless otherwise stated)

	Loan and advances to customer	Trade and other receivables ^	Loan and advances to customer	Trade and other receivables ^
	As at March 31, 2017		As at March 31, 2018	
Neither past due nor impaired (Low risk) *	3,000,611,764	1,495,920,069	5,580,884,108	541,384,936
Past due but not impaired *				
Ageing days				
1-90	52,698,551	2,451,762,733	13,282,470	1,380,791,001
91-180	-	36,191,454	-	2,291,318,690
181-365	-	50,363,491	-	93,978,833
more than 365	-	67,659,004	-	546,405,203
	52,698,551	**2,605,976,682**	**13,282,470**	**4,312,493,727**
Individually impaired				
Sub standard	103,523,130	-	146,897	-
Doubtful	39,855,439	12,384,517	81,676,640	28,066,424
Collectively impaired				
Doubtful	-	176,783,045	-	155,618,627
Provision for impairment				
Individual	55,216,101	9,737,321	46,728,330	28,066,424
Collective	10,713,968	113,885,691	22,454,703	155,618,627

*The management has recorded collective allowance for impairment against loans and advances to customers in line with provisioning policy amounting INR 10,713,968 and INR 22,454,703 as at March 31, 2017 and March 31, 2018 respectively.

^ Does not include duties and taxes recoverable

Concentration of Credit risk :

(a) The Group monitors concentrations of credit risk by segment and by geographic location.

The maximum exposure to credit risk by segment on the assets mentioned above was:

Particulars	As at	
	March 31, 2017	March 31, 2018
Trading and distribution	9,783,394,549	9,971,029,578
Advisory	200,936,787	164,564,149
Financing	3,575,138,472	5,678,819,901
Total	**13,559,469,808**	**15,814,413,628**

The maximum exposure to credit risk by geographic region was:

Particulars	As at	
	March 31, 2017	March 31, 2018
India	12,618,276,833	14,691,958,599
Dubai	933,963,006	1,106,059,746
USA	7,229,969	16,395,283
Total	**13,559,469,808**	**15,814,413,628**

(All amounts in Indian rupees unless otherwise stated)

(b) To diversify our risk, our loan policy also places concentration limits on the loans that we may offer.

The exposure-ceiling limit for a single borrower or business group is 15% of net owned funds (subject to regulations of RBI in India) of Moneywise Financial Services Private Limited, a subsidiary of the Group. This limit may be exceeded, in exceptional circumstances, by an additional 10% (i.e. upto 25%) with the approval of our loan committee.

The exposure-ceiling limit against a single security/commodity (aggregated across all borrowers) is 15% of net owned funds of Moneywise Financial Services Private Limited, a subsidiary of the Group. This limit may be exceeded, in exceptional circumstances, by an additional 5% (i.e. up to 20%) with the approval of loan committee. This exposure-ceiling limit is not applicable in the case of public issue financing loans provided that the exposure to a single borrower does not exceed 0.5% of net owned funds.

Collateral held and other credit enhancements:

The Group holds collateral and other credit enhancements against certain of its credit exposures. The table below sets out the principal types of collateral held against different types of financial assets.

Collateral held and other credit enhancements:

Particulars	Note	As at				Principal Type of Collateral Held
		March 31, 2017		March 31, 2018		
		Collateral	No collateral	Collateral	No collateral	
Balances with bank	17	-	922,358,458	-	732,756,442	None
Term deposits	18	-	3,221,880,714	-	3,899,700,292	None
Trading assets	19					
- Debt securities		-	514,280,840	-	886,836	None
- Derivatives asset		-	910,105,162	-	522,784,053	None
Trade and other receivables #	21	2,088,144,651*	2,079,296,650	3,888,091,843*	971,281,386	Securities and Advance Margins
Loans and advances to customers	22	2,577,724,225	553,034,590	4,397,074,827	1,263,734,798	Securities , Receivables and Property
Investment securities						
- Debt securities	23	-	642,419,088	-	149,030,832	None
Accrued Interest	26	-	50,225,431	-	48,569,426	None
Total		**4,665,868,876**	**8,893,600,933**	**8,285,166,670**	**7,588,744,065**	

Does not include duties and taxes recoverable

* The fair value of collateral held against the balance mentioned above as at March 31, 2017 and March 31, 2018 is INR 112,653,885,529 and INR 87,006,431,651 repectively.

Loan to Value (LTV) for loan and advances to customer:

The general creditworthiness of a customer tends to be the most relevant indicator of credit quality of a loan extended to it. However, collateral provides additional security and the Group generally requests borrowers to provide it. The Group may take collateral in the form of a charge over real estate, floating charges over pledge of securities or other assets and other liens and guarantees.

The tables below stratify credit exposures from secured loans and advances to customers by ranges of loan-to-value (LTV) ratio. LTV is calculated as the ratio of the gross amount of the loan-to the value of the collateral. The gross amounts exclude any impairment allowance. The valuation of the collateral excludes any adjustments for obtaining and selling the collateral.

(All amounts in Indian rupees unless otherwise stated)

March 31, 2017

Particulars	Loan Against Property	Loan Against Shares	Application Financing	Loan against receivables	Secured Business Loan	Equipment Finacing	Total
Less than equal to 50 %	864,570,852	764,434,307	-	19,874,585	-	-	1,648,879,744
51 - 70%	470,724,381	12,333,753	-	-	-	-	483,058,134
71 - 90%	36,421,445	-	-	138,257,676	-	10,846,545	185,525,666
91 - 100%	37,334,485	-	247,718,653	-	-	-	285,053,138
more than 100%	-	-	-	-	-	-	-
Total	**1,409,051,163**	**776,768,060**	**247,718,653**	**158,132,261**	-	**10,846,545**	**2,602,516,682**

March 31, 2018

Particulars	Loan Against Property	Loan Against Shares	Application Financing	Loan against receivables	Secured Business Loan	Equipment Finacing	Total
Less than equal to 50 %	924,290,587	759,856,173	86,040,437	-	243,584,465	33,587,604	2,047,359,267
51 - 70%	474,617,846	53,820,316	-	44,830,827	-	36,873,217	610,142,206
71 - 90%	108,548,501	46,083,807	-	684,557,780	-	79,857,869	919,047,957
91 - 100%	177,346,545	-	-	670,756,107	-	-	848,102,652
more than 100%	-	-	-	-	-	-	-
Total	**1,684,803,479**	**859,760,296**	**86,040,437**	**1,400,144,714**	**243,584,465**	**150,318,690**	**4,424,652,081**

Note: The management has created collective allowance amounting to INR 8,830,511 and INR 17,575,751 and individual allowance amounting to INR 15,961,946 and INR 10,001,504 for impairment as on March 31, 2017 and March 31, 2018 respectively.

The ratios presented above for loans against shares are based on collateral value as of the reporting date and for loan against property and application financing, the collateral value are of origination subject to revision in value of collateral, if deemed necessary due to market condition.

Impairment Losses:

The Group establishes allowance for impairment losses that represents its best estimate of incurred losses for receivables from clients/trading members, security deposit, advance to vendors and loans and advances to customers, which are carried at amortized cost. The main components of this allowance are a specific loss component that relates to individually significant exposures, and a collective loss component established for groups of similar assets in respect of losses that have been incurred but not yet identified.

The movement in the allowance for doubtful debts in respect of trade and other receivables during the year was as follows:

Particulars	Note	For the year ended	
		March 31, 2017	March 31, 2018
Collective allowance for impairment			
Balance at the beginning of the year	21	168,657,054	113,885,690
Allowance made during the year	21	62,710,003	41,732,936
Amounts written off against the allowance	21	(117,481,367)	-
Balance at the end of the year	21	**113,885,690**	**155,618,626**

SMC GLOBAL SECURITIES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in Indian rupees unless otherwise stated)

Particulars	Note	For the year ended	
		March 31, 2017	March 31, 2018
Individual allowance for impairment			
Balance at the beginning of the year	21	-	7,725,803
Allowance made during the year	21	7,725,804	12,761,804
Amounts written off against the allowance	21	-	-
Balance at the end of the year	21	**7,725,804**	**20,487,607**

The movement in the allowance for doubtful debts in respect of Security deposits during the year was as follows:

Particulars	Note	For the year ended	
Individual allowance for impairment		March 31, 2017	March 31, 2018
Balance at the beginning of the year	21	-	2,011,518
Allowance made during the year	21	2,011,518	5,567,299
Amounts written off against the allowance	21	-	-
Balance at the end of the year	21	**2,011,518**	**7,578,817**

The movement in the allowance for impairment in respect of loans and advances to customers during the year was as follows:

Particulars	Note	For the year ended	
Collective allowance for impairment		March 31, 2017	March 31, 2018
Balance at the beginning of the year	22	8,143,249	10,713,968
Allowance made during the year	22	2,570,719	11,740,735
Reversal made during the year	22	-	-
Amounts written off against the allowance	22	-	
Balance at the end of the year	22	**10,713,968**	**22,454,703**

Particulars	Note	For the year ended	
Individual allowance for impairment		March 31, 2017	March 31, 2018
Balance at the beginning of the year	22	6,282,089	55,216,101
Allowance made during the year	22	48,934,012	9,386,175
Reversal made during the year	22	-	-
Amounts written off against the allowance	22	-	(17,873,946)
Balance at the end of the year	22	**55,216,101**	**46,728,330**

The movement in allowance for impairment loss on available for sale investment securities are as follows:

Particulars	Note	For the year ended	
		March 31, 2017	March 31, 2018
Balance at the beginning of the year	23	49,700,000	49,700,000
Amount written off against the allowance	23	-	(15,000,000)
Balance at the end of the year	23	**49,700,000**	**34,700,000**

The movement in the allowance for impairment charge on advances to vendors during the year was as follows:

Particulars	Note	For the year ended	
		March 31, 2017	March 31, 2018
Balance at the beginning of the year	26	576,055	12,833,264
Amount written off against the allowance	26	12,257,209	(1,627,307)
Reversal of allowance during the year	26	-	(6,131,759)
Balance at the end of the year	26	**12,833,264**	**5,074,198**

(ii) Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group companies require sufficient liquidity to meet their obligations. Individual companies are generally responsible for their own fund management, including the short-term investment of surpluses and the raising of loans to cover deficits from third parties/group companies.

The Group's primary liquidity requirements are to finance the working capital needs, which are typically towards margin maintenance at various exchanges. The principal portion of the working capital requirement is utilized by:

(a) Depositing funds with banks to obtain term deposits and guarantees towards margins payable to the exchanges/clearing houses;
(b) Payments to stock exchanges/clearing houses towards settlement obligations;
(c) Payment towards purchase of various trading assets;
(d) Disbursement of loans to customers; and
(e) Meeting expenses incurred for operations.

Management of liquidity risk

Working capital requirements fluctuate on a regular basis depending on the business requirements. The Group's approach to managing liquidity is to ensure, as far as possible to have sufficient funds to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the group's reputation.

To fund the working capital requirements, the Group currently relies principally on internal accruals and short term credit facilities from banks and financial institutions against pledge of trading assets except derivative assets, term deposits, receivables from clients and inventories. By maintaining sufficient liquid funds and drawing facilities with banks, the Group comfortably meets the foreseeable liabilities in the present and immediate future, as well as unforeseeable contingencies.

Central treasury receives information from business units regarding the liquidity profile of their financial assets and liabilities and projected cash flows. Central treasury maintains surplus funds in cash and cash equivalents including term deposits with banks and in investment securities for which there is an active and liquid market. These assets can be readily sold to meet liquidity requirements. Hence, the Group believes that the above monetary mechanism adequately addresses the liquidity risk.

The Group has committed approved credit facilities which it can be accessed to meet liquidity needs. As at the year end, the unutilised overdraft facility with bank amounts to INR 7,218,500,000 and INR 16,003,360s as at March 31, 2017 and March 31, 2018 respectively.

(All amounts in Indian rupees unless otherwise stated)

Maturity analysis for financial assets

March 31, 2017

Particulars	Note	Carrying amount	1-90 days	91-180 days	181-365 days	1-2 years	2-5 years	More than 5 years
Cash and cash equivalents	17	925,727,605	925,727,605	-	-	-	-	-
Term deposits*	18	3,221,880,714	442,140,903	304,448,397	1,360,976,414	889,265,000	225,050,000	-
Trading assets*	19	2,132,745,724	2,132,745,724	-	-	-	-	-
Trade and other receivables #*	21	4,167,441,301	3,727,163,168	-	-	-	37,786,288	402,491,845
Loans and advances to customers	22	3,130,758,815	898,827,171	462,287,927	786,737,744	486,549,082	379,095,916	117,260,975
Investment securities*	23	874,690,507	171,444,935	-	-	703,172,422	-	73,150
Accrued interest	26	50,225,431	37,674,074	12,551,357	-	-	-	-
Total		**14,503,470,097**	**8,335,723,580**	**779,287,681**	**2,147,714,158**	**2,078,986,504**	**641,932,204**	**519,825,970**

March 31, 2018

Particulars	Note	Carrying amount	1-90 days	91-180 days	181-365 days	1-2 years	2-5 years	More than 5 years
Cash and cash equivalents	17	736,626,515	736,626,515	-	-	-	-	-
Term deposits*	18	3,899,700,292	635,323,067	489,055,312	1,346,233,413	914,691,000	514,397,500	-
Trading assets*	19	1,561,404,371	1,561,404,371	-	-	-	-	-
Trade and other receivables #*	21	4,853,878,663	1,922,175,937	2,291,318,690	93,978,833	118,311,016	-	428,094,187
Loans and advances to customers	22	5,606,807,083	896,053,814	942,714,290	1,375,981,488	1,128,402,516	1,165,489,917	98,165,058
Investment securities*	23	317,474,102	317,474,102	-	-	-	-	0
Accrued interest	26	48,569,426	48,569,426	-	-	-	-	-
Total		**17,024,460,452**	**6,117,627,232**	**3,723,088,292**	**2,816,193,734**	**2,161,404,532**	**1,679,887,417**	**526,259,245**

*Term deposits and a portion of trading assets, investment securities and receivable from clients are restricted since these are placed under lien with banks/exchanges for credit facility/margin purposes

Does not include duties and taxes recoverable

(All amounts in Indian rupees unless otherwise stated)

Maturity analysis for financial liabilities
March 31, 2017

Particulars	Note	Carrying amount	Gross nominal outflow*	0-90 days	91-180 days	181-365 days	1-2 years	2-5 years	More than 5 years
Trading liabilities	19	434,874,433	(434,874,433)	(434,874,433)	-	-	-	-	-
Loans and borrowings	26	3,329,751,538	(3,338,546,064)	(3,272,739,625)	(6,968,302)	(13,175,513)	(24,042,745)	(21,619,880)	-
Trade and other payables	28	5,773,180,448	(5,773,180,448)	(5,074,107,563)	(233,774,885)	(426,598,000)	(28,450,000)	(10,250,000)	-
Statutory dues	30	41,407,460	(41,407,460)	(41,407,460)	-	-	-	-	-
Total		**9,579,213,879**	**(9,588,008,405)**	**(8,823,129,081)**	**(240,743,187)**	**(439,773,513)**	**(52,492,745)**	**(31,869,880)**	-

* Represents undiscounted cash flows of interest and principal

Maturity analysis for financial liabilities
March 31, 2018

Particulars	Note	Carrying amount	Gross nominal outflow*	0-90 days	91-180 days	181-365 days	1-2 years	2-5 years	More than 5 years
Trading liabilities	19	8,511,518	(8,511,518)	(8,511,518)	-	-	-	-	-
Loans and borrowings	26	5,143,901,433	(5,142,566,263)	(4,624,258,090)	(48,803,534)	(108,274,914)	(180,611,493)	(180,618,233)	-
Trade and other payables	28	6,382,730,236	(6,382,730,236)	(6,382,730,236)	-	-	-	-	-
Statutory dues	30	114,892,718	(114,892,718)	(114,892,718)	-	-	-	-	-
Total		**11,650,035,905**	**(11,648,700,735)**	**(11,130,392,562)**	**(48,803,534)**	**(108,274,914)**	**(180,611,493)**	**(180,618,233)**	-

* Represents undiscounted cash flows of interest and principal

(All amounts in Indian rupees unless otherwise stated)

(iii) Market risk

The Group participates in trading and investing in various assets classes such as equity, debt securities, commodities, foreign currency and derivatives. These assets classes experience volatility due to economic growth levels, inflation, prices, interest rates, foreign exchange rates and other macro-economic factors. Any changes in market prices of these asset classes will affect the Group's income or the value of its holdings of financial instruments.

The Group segregates its exposure to market risks between price risk, interest rate risk and currency risk.

Market risk exposure:

The table below sets out the allocation of assets and liabilities subject to market risk between trading and non-trading portfolios.

March 31, 2017

			Market risk measure	
Particulars	**Note**	**Carrying amount**	**Trading Portfolio**	**Non-Trading Portfolio**
Assets subject to market risk				
Cash and cash equivalents	17	925,727,605	-	925,727,605
Term deposits	18	3,221,880,714	-	3,221,880,714
Trading assets	19	2,132,745,724	2,132,745,724	-
Inventories	20	27,786,582	27,786,582	-
Trade and other receivables	21			
- Receivable from exchange		876,522,784	876,522,784	-
- Receivable from clients		2,657,298,323	2,527,137,446	130,160,877
Loans and advances to customers	22	3,130,758,815	-	3,130,758,815
Investment securities	23	874,690,507	-	874,690,507
Liabilities subject to market risk				
Trading liabilities	19	434,874,433	434,874,433	-
Loans and borrowings	27	3,329,751,538	-	3,329,751,538
Trade and other payables	28			
- Payable to exchange		93,944,506	93,944,506	-
- Payable to clients/vendor		2,280,719,789	2,266,434,046	14,285,743
- Advance/Margin received from clients		3,164,836,223	3,164,151,223	685,000

(All amounts in Indian rupees unless otherwise stated)

March 31, 2018

			Market risk measure	
Particulars	**Note**	**Carrying amount**	**Trading Portfolio**	**Non-Trading Portfolio**
Assets subject to market risk				
Cash and cash equivalents	17	736,626,515	-	736,626,515
Term deposits	18	3,899,700,292	-	3,899,700,292
Trading assets	19	1,561,404,370	1,561,404,370	-
Inventories	20	54,887,832	54,887,832	-
Trade and other receivables	21			
- Receivable from exchange		508,941,518	508,941,518	-
- Receivable from clients		3,850,110,521	3,423,655,632	426,454,889
Loans and advances to customers	22	5,606,807,084	-	5,606,807,084
Investment securities	23	317,474,102	-	317,474,102
Liabilities subject to market risk				
Trading liabilities	19	8,511,518	8,511,518	-
Loans and borrowings	27	5,143,901,433	-	5,143,901,433
Trade and other payables	28			
- Payable to exchange		3,077,795	3,077,795	-
- Payable to clients/vendor		2,613,113,343	2,354,251,687	258,861,656
- Advance/Margin received from clients		3,286,668,747	3,286,668,747	-

Further, in order to hedge the outstanding equity and commodity positions and for trading purposes, the Group has following outstanding future derivatives on which Group is exposed to market risk.

Particulars	As at	
	March 31, 2017	**March 31, 2018**
	Fair value*	
Derivative futures bought and outstanding	243,613,740,163	3,441,266,688
Derivative futures sold and outstanding	271,980,343,242	899,993,202

* Fair value represents outstanding quantity multiplied by closing market rate of the corresponding underlying security or index as at March 31, 2017 and March 31, 2018 respectively. The mark to market on these futures is daily settled and hence there are no balances carried in the Statement of Financial position.

Management of market risks:

The objective of market risk management is to manage and minimize market risk exposures within acceptable parameters, while optimizing the return on risk. The Group's exposure to market risk is determined by a number of factors, including size, composition and diversification of positions held and market volatility.

(a) Price risk

Trading and investment portfolios include proprietary positions taken in equities, fixed income securities, commodities, foreign currency and their derivatives mainly for availing arbitrage opportunities. All financial assets and liabilities are accounted on fair value basis. Management actively monitors its market risk by reviewing the effectiveness of arbitrage and setting outstanding position limits. The Group manages market risk with central oversight, analysis and formation of risk policy, specific maximum risk levels to which the individual trader must adhere to and real time continuous monitoring by the senior management.

In respect of the proprietary positions, the Group is exposed to volatility in the price of the underlying securities.

(All amounts in Indian rupees unless otherwise stated)

Exposure

The table below sets out the assets and liabilities subject to price risk.

As at March 31, 2017		
Assets subject to price risk	**Note**	**Carrying Amount**
Trading assets (excluding debt securities)	19	1,618,464,884
Inventory	20	27,786,582
Investment securities (excluding debt securities)	23	232,271,419
Debt securities	19/23	1,156,699,928
Total		**3,035,222,813**
Liability subject to price risk	**Note**	**Carrying Amount**
Trading liabilities	19	434,874,433

As at March 31, 2018		
Assets subject to price risk	**Note**	**Carrying Amount**
Trading assets (excluding debt securities)	19	1,560,517,535
Inventory	20	54,887,832
Investment securities (excluding debt securities)	23	168,443,270
Debt securities	19/23	149,917,668
Total		**1,933,766,305**
Liability subject to price risk	**Note**	**Carrying Amount**
Trading liabilities	19	8,511,518

Trading assets, trading liabilities, derivatives and inventories (excluding debt securities)

The Group engages in proprietary transactions into equities, commodities and derivatives (equities, commodities and currencies). These transactions are primarily undertaken using various arbitrage models to capitalize pricing inefficiencies in the markets. Any change in the market prices of their underlying would result in changes in the fair value of these trading assets, trading liabilities and inventories and also result in profit/loss on futures positions. An increase of underlying prices by 5% for the exposures at March 31, 2017 and March 31, 2018, with all other variables held constant, would increase the profit before tax by INR 18,682,991 and INR 11,980,905 for the year ended March 31, 2017 and for the year ended March 31, 2018, respectively and similarly a decrease in underlying prices by 5% will increase/(decrease) profit before tax by (INR 20,074,308) and INR 867,381 for the year ended March 31, 2017 and for the year ended March 31, 2018, respectively. In case of options, the Group uses Black Scholes pricing model to estimate the potential impact on profit or loss arising from movement in the prices of underlying.

Investment securities (excluding debt securities)

A change in the fair value of assets subject to price risk by 5% for the exposures at March 31, 2017 and March 31, 2018, with all other variables held constant, will increase or decrease profit before tax by INR 11,613,571 and INR 7,120,155 for the year ended March 31, 2017 and for the year ended March 31, 2018, respectively.

Debt securities

Any change in the interest rate would have impact on the fair value of the debt securities in which the company has position. An increase in interest rate by 1% for the exposures at March 31, 2017 and March 31, 2018, with all other variables held constant, will decrease profit before tax by INR 36,393,370 and INR 6,228,595 for the year ended March 31, 2017 and March 31, 2018, respectively. A decrease in interest rate by 1% for the exposures at March 31, 2017 and March 31, 2018, with all other variables held constant, will increase profit before tax by INR 86,525,709 and INR 7,655,389 for the year ended March 31, 2017 and March 31, 2018, respectively.

(All amounts in Indian rupees unless otherwise stated)

(b) Interest rate risk

Interest rate risk arises from movements in interest rates which could have effects on the Group's net income or financial position. Changes in interest rates may cause variations in interest income and expenses resulting from interest-bearing assets and liabilities. Interest rate risk is the risk that the fair value or the future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

The Group's exposure to interest rate risk relates to the loans taken from banks, investment in term deposits placed with banks, investment in debt securities and investments of its excess funds in liquid instruments. A majority of the financing of the Group has come from overdraft facility with banks. The business of the Group is exposed to fluctuation in interest rate for the following activities:

(i) Term deposits placed with banks are generally for short term on fixed interest rates;
(ii) Facilities availed from banks and other financial institutions generally include short term working capital loans on floating interest rates;
(iii) Interest paid by Group on clients' funds earmarked as fixed margin are generally for short term on fixed interest rates;
(iv) Loans and advances on fixed rate basis expose the Group to interest rate risk.

Management of Interest Rate Risk

Interest rate risk is managed principally through monitoring interest rate gaps and by having pre-approved limits for re-pricing bands. However the Group does not use derivative financial instruments to hedge its interest rate risk.

The Group's investments in majority of term deposits with banks are for both short and long duration, and therefore do not expose the group to significant interest rate risk. Further significant portion of exposure on term deposits with banks is offset with clients' funds earmarked as margins on fixed rate basis. The interest rates on the overdraft facility availed are marginally higher than the interest rates on term deposits with the banks and generally linked to the term deposit rates with the bank. Accordingly, there is limited interest rate risk exposure on the company.

Interest from the customers on loans given is fixed rate of interest. In order to manage interest rate risk exposure, our loan portfolio can be classified between on demand loans and term loans. However, the interest rate risk exposure on short term loans is insignificant. We are exposed to fair value interest rate risk on fixed rate loans.

The Group's exposure to the risk of changes in market interest rates relates primarily to the Group's short-term and long-term debt obligations with floating / fixed interest rates, which are included in loans and borrowings in the consolidated financial statements. The loans and borrowings as of March 31, 2017 and March 31, 2018 represent loans and borrowing taken both fixed and floating interest rate.

Cash flow sensitivity analysis for variable rate instruments

An increase in interest rate by 1% on outstanding balance as at March 31, 2017 and March 31, 2018, with all other variables held constant, will decrease profit before tax by INR 28,317,941 and INR 76,791,666 for the year ended March 31, 2017 and for the year ended March 31, 2018, respectively. A decrease in interest rate by 1% on outstanding balance as at March 31, 2017 and March 31, 2018 will have an equal but opposite impact on profit before tax for the year/ year then ended. This analysis assumes that all other variables such as foreign currency exchange rate, regulatory requirements etc, remain constant.

Fair value sensitivity analysis for fixed rate instruments

Based on the outstanding balances as at March 31, 2017 and March 31, 2018, an increase in annual interest rate by 1%, with all other variables held constant, would have decreased profit before tax by INR 67,495,465 and INR 406,259,756 for the year ended March 31,

2017 and for the year ended March 31, 2018, respectively. A decrease in interest rate by 1% outstanding balance as at March 31, 2017 and March 31, 2018will have had an equal but opposite impact on profit before tax for the year/ years then ended. This analysis assumes that all other variables such as foreign currency exchange rate, regulatory requirements etc, remain constant.

The following table analyses the Group interest rate risk exposure on non–trading financial assets and liabilities. The Group's assets and liabilities are included at carrying amount and categorised by the maturity dates.

March 31, 2017

Particulars	Note	Carrying amount	Less than 1 year	1-2 years	2-5 years	More than 5 years
Term deposits	18	3,221,880,714	2,107,565,714	889,265,000	225,050,000	-
Loans and advances to customers	22	3,130,758,815	2,147,852,842	486,549,082	379,095,916	117,260,975
Accrued interest	26	50,225,431	50,225,431	-	-	-
Total		**6,402,864,960**	**4,305,643,987**	**1,375,814,082**	**604,145,916**	**117,260,975**
Loans and borrowings	27	3,329,751,538	3,288,001,324	21,150,503	20,599,711	-
Total		**3,329,751,538**	**3,288,001,324**	**21,150,503**	**20,599,711**	-

March 31, 2018

Particulars	Note	Carrying amount	Less than 1 year	1-2 years	2-5 years	More than 5 years
Term deposits	18	3,899,700,292	2,470,611,792	914,691,000	514,397,500	-
Loans and advances to customers	22	5,606,807,084	3,214,749,592	1,128,402,516	1,165,489,917	98,165,060
Accrued interest	26	48,569,426	48,569,426	-	-	-
Total		**9,555,076,802**	**5,733,930,810**	**2,043,093,516**	**1,679,887,417**	**98,165,060**
Loans and borrowings	27	5,143,901,433	4,782,671,708	180,611,493	180,618,233	-
Total		**5,143,901,433**	**4,782,671,708**	**180,611,493**	**180,618,233**	-

(c) Currency risk

The Group is not significantly exposed to currency risk as there is no mismatch between the currencies in which sales of services, purchase of goods/services and borrowings are dominated and the respective functional currencies of Group companies. Further, the functional currencies of the Group companies are primarily the Indian Rupee and U.S. dollars and do not expose the group to significant currency risk. The Group considers the valuation changes in foreign currency derivatives it trades in as part of investment /price risk as those derivatives are exchange traded, managed and monitored based on exchange price and are settled in near term in Indian Rupees.

Capital management

Regulatory capital requirements

The Group is subject to regulations of SEBI, RBI, SCA, DGCX Dubai and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Group's statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Group submits periodic reports to the respective regulators.

As of March 31, 2017 and 2018, SMC Global Securities Limited has maintained minimum net worth requirements subject to regulations of SEBI and stock exchanges in India which is INR 100,000,000. As of March 31, 2017 and 2018, SMC Global Securities

(All amounts in Indian rupees unless otherwise stated)

Limited has maintained a net worth of INR 316,247,053 and INR 210,646,829 respectively as per the calculation prescribed by Dr. L.C Gupta Committee.

(i) As of March 31, 2017 and 2018, SMC Comtrade Limited has maintained minimum net worth requirements subject to regulations of SEBI and commodity exchanges in India, which is INR 30,000,000 for MCX and INR 30,000,000 for NCDEX. As of March 31, 2017 and 2018, SMC Comtrade Limited has maintained a net worth of INR 42,627,439 and INR 82,372,488 respectively.

(ii) As of March 31, 2017 and 2018, SMC Comex International DMCC has maintained minimum net capital subject to regulations of SCA (Securities and Commodities Authority) and DGCX in Dubai which is USD 350,000. As of March 31, 2017 and 2018, SMC Comex International DMCC has maintained a net worth of USD 1,715,862 and USD 1,070,432 respectively as per the calculation prescribed by SCA and DGCX in Dubai.

(iii) As of March 31, 2017 and 2018, SMC Capitals Limited has maintained net capital subject to regulations of SEBI in India which is INR 50,000,000. As of March 31, 2017 and 2018, SMC Capital Limited has maintained a net worth of INR 140,335,368* and INR 132,214,816* respectively.

(iv) As of March 31, 2017 and 2018, Moneywise Financial Services (P) Limited has maintained minimum net owned funds (NOF) subject to regulations of RBI in India, which is INR 20,000,000. As of March 31, 2017 and 2018, Moneywise Financial Services (P) Limited has maintained net owned funds (NOF) of INR 1,660,635,925and INR 2,375,417,810 respectively as per the calculation prescribed by RBI in India.

(v) As of March 31, 2017 and 2018, SMC Insurance Brokers (P) Limited has maintained minimum net worth requirement subject to regulations IRDA which is INR 5,000,000. As of March 31, 2017 and 2018, SMC Insurance Brokers (P) Limited has maintained a net worth of INR 439,087,375* and INR 513,097,264* respectively.

(vi) As of March 31, 2017 and 2018, SMC Investment & Advisors Limited has maintained minimum net worth requirement subject to regulations of SEBI in India, which is INR 20,000,000. As of March 31, 2017 and 2018, SMC Investment & Advisors Limited has maintained a net worth of INR 281,146,849* and INR 352,620,131* respectively.

(vii) As of March 31, 2017 and 2018, SMC Global IFSC Private Limited has maintained minimum net worth requirements subject to regulations of SEBI and stock exchanges in India which is INR 100,000,000. As of March 31, 2018, SMC Global IFSC Private Limited has maintained a net worth of INR 112,642,841* and INR 13,71,43,055* respectively.

<u>Note (a):</u>

* Net worth is calculated as follows:
Net worth = Share Capital + Reserve and Surplus.
Calculation has been done as per the figures of Indian GAAP.

The Group's policy is to maintain a strong capital base so as to maintain creditor and market confidence and to sustain future development of the business. The impact of the level of capital on the Parent's return is also recognized and the Group recognizes the need to maintain a balance between the higher returns that might be possible with greater leverage and the advantages and security afforded by a sound capital position.

The Company and its individually regulated operations have complied with all externally imposed capital requirements.

(All amounts in Indian rupees unless otherwise stated)

Capital allocation

The allocation of capital between specific operations and activities is, to a large extent, driven by optimization of the return achieved on the capital allocated. The amount of capital allocated to each operation or activity is based primarily upon the regulatory capital, but in some cases the regulatory requirements do not reflect fully the varying degree of risk associated with different activities. In such cases the capital requirements may be flexed to reflect differing risk profiles, subject to the overall level of capital to support a particular operation or activity not falling below the minimum required for regulatory purposes.

Although maximization of the return on capital is the principal basis used in determining how capital is allocated within the Group to particular operations or activities, it is not the sole basis used for decision-making. Account also is taken of synergies with other operations and activities, the availability of management and other resources, and the fit of the activity with the Group's longer term strategic objectives. The Group's policies in respect of capital management and allocation are reviewed regularly by the Board of Directors.

5. Fair Values

A number of the Group's accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

The Group has an established control framework with respect to the measurement of fair values. The Group Chief Financial Officer has overall responsibility for overseeing all fair value measurements, including level 3 fair values. The audit committee regularly reviews significant unobservable inputs and valuation adjustments.

The value of Group assets and liabilities at carrying and fair value is given below:

Particulars	Note	As at			
		March 31, 2017		March 31, 2018	
		Carrying Amt	Fair Value	Carrying Amt	Fair Value
Asset carried at fair value					
Trading assets	19	2,132,745,724	2,132,745,724	1,561,404,372	1,561,404,372
Inventories	20	27,786,582	27,786,582	54,887,832	54,887,832
Investment securities	23	874,690,507	874,690,507	317,474,102	317,474,102
		3,035,222,813	**3,035,222,813**	**1,933,766,306**	**1,933,766,306**
Assets carried at amortised cost					
Term deposits	18	3,221,880,714	3,252,673,332	3,899,700,292	3,899,700,292
Trade and other receivables	21	4,174,165,126	4,174,165,126	4,905,962,172	4,905,962,172
Loans and advances to customers	22	3,130,758,815	3,242,394,027	5,606,807,083	5,891,910,747
Accured interest	26	50,225,431	50,225,431	48,569,426	48,569,426
Investment property	25	10,686,191	10,686,191	17,002,661	17,002,661
		10,587,716,277	**10,730,144,107**	**14,478,041,635**	**14,763,145,299**
Financial liabilities carried at fair value					
Trading liabilities	19	434,874,433	434,874,433	8,511,518	8,511,518
Financial liabilities carried at amortised cost					
Loans and borrowings	27	3,329,751,538	3,328,427,665	5,143,901,433	5,123,008,185
Trade and other payables	28	5,773,180,448	5,773,601,071	6,382,730,236	6,382,730,236
Other liabilities	30	109,190,065	109,190,065	186,690,478	186,690,478
		9,212,122,051	**9,211,218,801**	**11,713,322,147**	**11,692,428,899**

For all other liabilities, the book value is a reasonable estimate of the fair value.

Significant valuation issues if any, is reported to the Group's Audit committee.

When measuring the fair value of an asset or a liability, the Group uses market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

- Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities. This category includes active exchange traded equity securities, debt securities, derivatives and mutual funds.
- Level 2: Inputs other than quoted prices included in level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices). This category includes debt securities.
- Level 3: Inputs for the assets or liability that are not based on observable market data (unobservable Inputs).

If the inputs used to measure the fair value of an asset or a liability might be categorized in different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

(All amounts in Indian rupees unless otherwise stated)

Fair Value Hierarchy

		Carrying amount						Fair Value			
March 31, 2017	**Note**	**Held-for-trading**	**Loans and receivables**	**Available-for-sale**	**Other non-financial assets**	**Other financial liabilities**	**Total**	**Level 1**	**Level 2**	**Level 3**	**Total**
Assets measured at fair value											
Trading assets	19	2,132,745,724	-	-	-	-	2,132,745,724	2,132,745,724	-	-	2,132,745,724
Inventories	20	-	-	-	27,786,582	-	27,786,582	27,786,582	-	-	27,786,582
Investment securities	23	874,617,357	-	73,150	-	-	874,690,507	232,198,269	642,419,088	73,150	874,690,507
		3,007,363,081	-	**73,150**	**27,786,582**	-	**3,035,222,813**				
Assets not measured at fair value											
Cash and cash equivalents	17	-	925,727,605	-	-	-	925,727,605	-	-	-	-
Term deposits	18	-	3,221,880,714	-	-	-	3,221,880,714	-	3,252,673,332	-	3,252,673,332
Trade and other receivables	21	-	4,174,165,126	-	-	-	4,174,165,126	-	-	-	-
Loans and advances to customers	22	-	3,130,758,815	-	-	-	3,130,758,815	-	-	3,242,394,027	3,242,394,027
Accured interest	26	-	50,225,431	-	-	-	50,225,431	-	-	-	-
Investment property	25	-	-	-	10,686,191	-	10,686,191	-	-	-	-
		-	**11,502,757,691**	-	**10,686,191**	-	**11,513,443,882**				
Financial liabilities measured at fair value											
Trading liabilities	19	434,874,433	-	-		-	434,874,433	434,874,433	-	-	434,874,433
		434,874,433	-	-		-	**434,874,433**				
Financial liabilities not measured at fair value											
Loans and borrowings	27										
- Secured overdraft		-	-	-	-	2,831,794,055	2,831,794,055	-	-	-	-
- Secured loan		-	-	-	-	64,075,232	64,075,232	-	62,751,359	-	62,751,359
- Unsecured loan		-	-	-	-	433,882,251	433,882,251	-	-	-	-
Trade and other payables	28	-	-	-	-	5,773,180,448	5,773,180,448	-	1,223,428,508^	-	1,223,428,508
Other liabilities	30	-	-	-	-	109,190,065	109,190,065	-	-	-	-
		-	-	-	-	**9,212,122,051**	**9,212,122,051**				

^ This amount denotes the fair value of Advance margin received from clients in the form of fixed deposits. The amount of book balances as at March 31, 2017 is INR 1,223,007,885. For all other liabilities, the book value is a reasonable estimate of the fair value

(All amounts in Indian rupees unless otherwise stated)

Fair Value Hierarchy

		Carrying amount						Fair Value			
March 31, 2018	**Note**	**Held-for-trading**	**Loans and receivables**	**Available-for-sale**	**Other non-financial assets**	**Other financial liabilities**	**Total**	**Level 1**	**Level 2**	**Level 3**	**Total**
Assets measured at fair value											
Trading assets	19	1,561,404,371	-	-	-	-	1,561,404,371	1,561,404,371	-	-	1,561,404,371
Inventories	20	-	-	-	54,887,832	-	54,887,832	54,887,832	-	-	54,887,832
Investment securities	23	313,400,952	-	4,073,150	-	-	317,474,102	164,370,120	149,030,832	4,073,150	317,474,102
		1,874,805,324	-	**4,073,150**	**54,887,832**	-	**1,933,766,305**				
Assets not measured at fair value											
Cash and cash equivalents	17	-	736,626,515	-	-	-	736,626,515	-	-	-	-
Term deposits	18	-	3,899,700,292	-	-	-	3,899,700,292	-	3,899,700,292	-	3,899,700,292
Trade and other receivables	21	-	4,905,962,172	-	-	-	4,905,962,172	-	-	-	-
Loans and advances to customers	22	-	5,606,807,083	-	-	-	5,606,807,083	-	-	5,891,910,747	5,891,910,747
Accured interest	26	-	48,569,426	-	-	-	48,569,426	-	-	-	-
Investment property	25	-	-	-	17,002,661	-	17,002,661	-	-	-	-
		-	**15,197,665,489**	-	**17,002,661**	-	**15,214,668,150**				
Financial liabilities measured at fair value											
Trading liabilities	19	8,511,518	-	-		-	8,511,518	8,511,518	-	-	8,511,518
		8,511,518	-	-		-	**8,511,518**				
Financial liabilities not measured at fair value											
Loans and borrowings	27										
- Secured overdraft		-	-	-	-	3,929,893,256	3,929,893,256	-	-	-	-
- Secured loan		-	-	-	-	558,872,357	558,872,357	-	556,490,324	-	556,490,324
- Unsecured loan		-	-	-	-	655,135,820	655,135,820	-	-	-	-
Trade and other payables	28	-	-	-	-	6,382,730,236	6,382,730,236	-	1,208,442,910^	-	1,208,442,910
Other liabilities	30	-	-	-	-	186,690,478	186,690,478	-	-	-	-
		-	-	-	-	**11,713,322,147**	**11,713,322,147**				

^ This amount denotes the fair value of Advance margin received from clients in the form of fixed deposits. The amount of book balances as at March 31, 2018 is INR 1,208,779,000. For all other liabilities, the book value is a reasonable estimate of the fair value.

(All amounts in Indian rupees unless otherwise stated)

Level 2

This category comprises debts securities, term deposits, vehicle loans and advance margin received from clients in the form of fixed deposit classified under Trade and other payable. The valuation is based on similar contracts that are traded in an active market or the quotes obtained by the management for similar transactions.

Level 3

Valuation technique and reconciliation of level 3 fair value:

Loans and advances to customers

For loans and advances to customers fair value is estimated using valuation models, such as discounted cash flow techniques. Input into the valuation techniques includes expected lifetime credit losses, interest rates, prepayment rates and secondary market transactions.

The fair value has been computed by discounted cash flow technique at incremental rate of borrowings of 9%.

Available for sale - Investment Securities

Particulars	Amount (INR)
Balance as at March 31, 2017#	73,150
Purchase of unquoted REIT Fund units *	30,000,000
Sale of unquoted REIT Fund units *	(30,000,000)
Reversal of the provision for impairment on Investments	4,000,000
Balance as at March 31, 2018#	4,073,150

#Includes available for sale unquoted equity securities amounting to INR 73,150 and INR 4,073,150 as at March 31, 2017 and March 31, 2018 respectively representing investments made in unlisted equity securities of issuers in which the Company's management believes that there may be long term valuation increases based on the operations or nature of the business of the issuer. The Company intends to sell these investments either to any potential new or existing investors of the issuer, or by participating in the initial public offerings of such issuer. The allowance for impairment losses against these unquoted investment securities as of March 31, 2017 and March 31, 2018 were recorded in its historical statement of profit and loss prior to April 1, 2013.During the year ended March 31, 2018 the company has reversed provision for impairment amounting to INR 4,000,000 on SMC Share Broker Limited to align the same with the net worth of the company.

* Represents investment made in units of Real Estate Investment Trust (REIT) during the year ended March 31, 2018.

(All amounts in Indian rupees unless otherwise stated)

5. Fee and commission income	**For the Year ended March 31, 2017**	**For the Year ended March 31, 2018**
Brokerage	1,820,687,775	2,844,080,345
Distribution of financial products	700,423,376	885,040,198
Management and advisory services	35,428,723	36,839,229
Depository services	58,038,189	62,327,929
Total fee and commission income	**2,614,578,063**	**3,828,287,701**

6. Net trading income	**For the Year ended March 31, 2017**	**For the Year ended March 31, 2018**
Income from trading	1,608,860,498	1,431,856,134
Dividend earned on trading assets	6,537,090	8,859,476
Net trading income	**1,615,397,588**	**1,440,715,610**

7. Net income from other financial instruments at fair value through profit or loss	**For the Year ended March 31, 2017**	**For the Year ended March 31, 2018**
Investment securities (realised and unrealised)	77,431,636	64,397,383
Dividend earned on investment securities	3,463,832	2,391,242
Net income from other financial instruments at fair value through profit or loss	**80,895,468**	**66,788,625**

8. Net interest income	**For the Year ended March 31, 2017**	**For the Year ended March 31, 2018**
Interest income		
Interest income on loans and advances to customers	391,985,242	751,374,779
Interest income on term deposits	209,415,864	255,254,690
Other interest income	23,487,287	22,395,039
Total interest income	**624,888,393**	**1,029,024,508**
Interest expense		
Interest on loans and borrowings	130,570,041	276,862,054
Interest expense on margin deposits from client	118,359,319	141,228,826
Other finance charges	35,547,040	45,877,647
Total interest expense	**284,476,400**	**463,968,527**
Net interest income	**340,411,993**	**565,055,981**

(All amounts in Indian rupees unless otherwise stated)

9. Other operating income	**For the Year ended March 31, 2017**	**For the Year ended March 31, 2018**
Delayed payment charges	212,179,261	315,935,368
Other	36,025,939	9,977,546
Total other operating income	**248,205,200**	**325,912,914**

10. Other income	**For the Year ended March 31, 2017**	**For the Year ended March 31, 2018**
Interest on income tax refund	11,314,729	4,145,450
Foreign exchange gain	1,920,638	-
Profit on sale of property and equipment	122,607	228,612
Miscellaneous income	28,421,885	35,890,013
Total other income	**41,779,859**	**40,264,075**

11. Service cost	**For the Year ended March 31, 2017**	**For the Year ended March 31, 2018**
Brokerage to sub brokers	612,442,348	1,301,899,885
Commission to sub broker for distribution of financial products	437,326,897	585,868,321
Transaction charges	353,355,202	312,629,069
Securities and commodities transaction tax	405,230,573	386,356,376
Stamp duty	53,125,852	67,073,532
Communication charges	21,543,304	21,053,264
Other charges	56,127,635	84,741,552
Total service cost	**1,939,151,811**	**2,759,621,999**

12. Personnel expenses	**For the Year ended March 31, 2017**	**For the Year ended March 31, 2018**
Wages and salaries	1,176,654,954	1,229,995,159
Contributions to defined contribution plans	47,157,439	57,852,344
Expenses related to defined benefit plan	27,362,146	39,107,278
Employee welfare expenses	36,172,633	40,520,658
Share based compensation expense	5,902,339	-
Total personnel expenses	**1,293,249,511**	**1,367,475,439**

(All amounts in Indian rupees unless otherwise stated)

13. Other expenses	For the Year ended March 31, 2017	For the Year ended March 31, 2018
Business promotion	198,269,550	178,323,676
Advertisement	150,524,275	197,481,309
Rent	157,623,673	137,521,308
Electricity and water charges	56,982,596	56,846,726
Repair and maintenance	76,150,628	79,337,497
Communication	38,941,844	43,156,657
Conveyance and traveling	37,132,903	45,657,410
Legal and professional	38,274,251	49,025,688
Printing and stationery	20,786,167	25,215,274
Loss on sale of property and equipment	-	41,320,905
Rates and taxes	3,098,027	6,568,408
Advance to vendors written off	10,000,000	-
Miscellaneous expenses	40,354,499	210,822,430
Total other expenses	**828,138,413**	**1,071,277,288**

The parent company had started making efforts for proposed ADR issue in USA for expansion of business in the year 2015, however, the same has been called off during the year due to regulatory issues with Ministry of Finance, Government of India and accordingly ADR expenses incurred in all these years starting from October 2015 till the end of March 2018 INR 139,438,879/- has been charged to statement of profit & loss for the year.

14. Depreciation, amortization and impairment losses	For the Year ended March 31, 2017	For the Year ended March 31, 2018
Depreciation	55,397,545	65,443,864
Amortization	4,422,856	9,372,086
Impairment losses	-	-
Total	**59,820,401**	**74,815,950**

15. Income taxes

A. Amounts recognised in the statement of profit or loss

	For the Year ended March 31, 2017	For the Year ended March 31, 2018
Current tax expense		
For the Year	229,102,287	342,000,285
Change in estimates relating to prior Years	1,555,109	(2,323,341)
	230,657,396	**339,676,944**
Deferred tax charge/(benefit)		
Origination and reversal of temporary differences	26,126,878	(29,691,489)
Minimum alternate tax	(5,718,374)	(19,977,868)
Reversal of previously recognised tax losses	1,413,863	-
Addition on account of tax losses	(31,506,076)	-
	(9,683,709)	**(49,669,357)**
Total income tax expense	**220,973,687**	**290,007,587**

(All amounts in Indian rupees unless otherwise stated)

B. Amount recognized in Other Comprehensive Income

	For the Year ended,					
	March 31, 2017			March 31, 2018		
	Before tax	Tax (expense) benefit	Net of tax	Before tax	Tax (expense) benefit	Net of tax
Foreign currency translation differences on foreign operations	(12,858,716)	-	(12,858,716)	399,289	-	399,289
Remeasurement of defined benefit (asset) obligation	(1,804,727)	1,334,552	(470,175)	9,492,291	(2,816,041)	6,676,250
Total	**(14,663,443)**	**1,334,552**	**(13,328,891)**	**9,891,580**	**(2,816,041)**	**7,075,539**

C. Reconciliation of effective tax rate

	For the year ended,	
	March 31, 2017	March 31, 2018
Profit before tax	671,523,526	912,128,717
Company's applicable tax rate*	34.603%	34.603%
Income tax	232,400,863	315,669,506
Non deductible/(allowable) items	(32,000,078)	(31,019,201)
Tax - exempt income	(3,123,558)	8,804,391
Interest on income tax	356,129	(37,019)
Change in estimates relating to prior years	1,555,109	-
Effect of change in tax rate due to different class	5,485,306	41,609,802
Change in statutory tax rate	6,149,084	-
Effect of change in tax rate of company's subsidiaries	7,825,052	(44,984,317)
Changes in previously unrecognised tax losses	2,325,780	-
	220,973,687	**290,043,162**

*The change in tax rate is on account of change in statutory tax rate of the Parent Company

(All amounts in Indian rupees unless otherwise stated)

D. Movement in deferred tax on temporary differences

Particulars	Balance as on April 1, 2016	Recognised in profit or loss during 2016-17	Recognised in other comprehensive income	Utilisation	Balance as on March 31, 2017
Employee benefits	35,851,876	(4,508,651)	1,334,552	-	32,677,777
Investment securities	(1,378,070)	(1,403,246)	-	-	(2,781,316)
Net trading income	(3,194,568)	(11,984,022)	-	-	(15,178,590)
Interest income	(3,136,419)	(531,984)	-	-	(3,668,403)
Service cost	(6,367,081)	(204,504)	-	-	(6,571,585)
Provision for expected insurance policies cancellation	3,928,586	277,145	-	-	4,205,731
Other expenses	16,730,149	3,539,452	-	-	20,269,601
Property and equipment and intangible asset	28,477,055	(7,022,610)	-	-	21,454,445
Provision for impairment on loans and advances to customers	127,682	(2,493,826)	-	-	(2,366,144)
Provision for impairment on advance to vendors	-	13,472,974	-	-	13,472,974
Provision for impairment on receivable from clients	56,768,283	(15,267,603)	-	-	41,500,680
Origination and reversal of temporary differences	**127,807,493**	**(26,126,875)**	**1,334,552**	-	**103,015,170**
Minimum alternate tax	81,269,150	5,718,374	-	(5,329,445)	81,658,079
Carried forward of tax losses and unabsorbed depreciation (Net of addition on account of tax losses)	41,686,261	30,092,212	-	-	71,778,473
Total	**250,762,904**	**9,683,711**	**1,334,552**	**(5,329,445)**	**256,451,722**

(All amounts in Indian rupees unless otherwise stated)

D. Movement in deferred tax on temporary differences - (Continued)

Particulars	Balance as on April 1, 2017	Recognised in profit or loss during 2017-18	Recognised in other comprehensive income	Utilisation	Balance as on March 31, 2018
Employee benefits	32,677,777	(8,974,164)	(2,816,042)	-	20,887,571
Investment securities	(2,781,316)	(397,040)	-	-	(3,178,356)
Net trading income	(15,178,590)	8,278,113	-	-	(6,900,477)
Interest income	(3,668,403)	(423,534)	-	-	(4,091,937)
Service cost	(6,571,585)	6,571,585	-	-	-
Provision for expected insurance policy cancellation	4,205,731	(4,205,731)	-	-	-
Other expenses	20,269,601	24,256,622	-	-	44,526,223
Property plant and equipment and intangible asset	21,454,445	(1,872,711)	-	-	19,581,734
Provision for impairment on loans and advances to customers	(2,366,144)	2,499,794	-	-	133,650
Provision for impairment on advance to vendors	13,472,972	(10,034,169)	-	-	3,438,803
Provision for impairment on receivable from clients	41,500,680	(11,917,963)	-	-	29,582,716
Origination and reversal of temporary differences	**103,015,168**	**3,780,802**	**(2,816,042)**	**-**	**103,979,927**
Minimum alternate tax	81,658,079	19,977,867	-	(5,487,637)	96,148,309
Carried forward of tax losses and unabsorbed depreciation (Net of addition on account of tax losses)	71,778,473	25,910,689	-	-	97,689,162
Total	**256,451,720**	**49,669,358**	**(2,816,042)**	**(5,487,637)**	**297,817,398**

(All amounts in Indian rupees unless otherwise stated)

	For the Year ended	
16. Earnings per share	**March 31, 2017**	**March 31, 2018**
Profit attributable to ordinary shareholders	458,147,720	638,077,417
Weighted average number of ordinary shares outstanding used in computing basic earning per share	113,134,450	113,134,450
Weighted average number of ordinary shares outstanding used in computing dilutive earning per share	113,134,450	113,134,450
Earning per share		
Basic	4.05	5.64
Diluted	4.05	5.64

	As at	
17. Cash and cash equivalents	**March 31, 2017**	**March 31, 2018**
Cash balances	3,369,147	3,870,073
Balances with banks	922,358,458	732,756,442
Total	**925,727,605**	**736,626,515**

	As at	
18. Term deposits	**March 31, 2017**	**March 31, 2018**
Bank deposits placed under lien with banks for margin deposited and against overdraft facilities*	2,947,953,904	3,590,259,404
Bank deposits placed for margin deposited with clearing corporations and stock exchanges *	198,902,956	287,680,571
Bank deposits placed under lien with statutory authorities*	10,240,000	7,177,500
Bank deposits placed under arbitration with exchange*	13,783,456	9,780,808
Bank deposit placed with insurance regulator*	1,200,000	1,200,000
Other term deposits	49,800,398	3,602,009
Total	**3,221,880,714**	**3,899,700,292**

* Restricted term deposits

(All amounts in Indian rupees unless otherwise stated)

19. Trading assets and trading liabilities

a. Trading assets

	As at					
	March 31, 2017			March 31, 2018		
	Pledged trading assets	Non-pledged trading assets	Total trading assets	Pledged trading assets	Non-pledged trading assets	Total trading assets
Debt securities	461,144,267	53,136,573	514,280,840	886,836	-	886,836
Equity securities	309,888,050	398,471,672	708,359,722	532,883,237	504,850,246	1,037,733,483
Derivative assets	-	910,105,162	910,105,162	-	522,784,053	522,784,053
Trading assets	**771,032,317**	**1,361,713,407**	**2,132,745,724**	**533,770,073**	**1,027,634,299**	**1,561,404,372**

Details of pledged assets

The pledged trading assets presented in the table above are those financial assets that may be repledged or resold by counterparties. The fair value of financial assets that have been pledged as collateral, included in the amounts reflected above, were as follows:

	As at March 31, 2017	As at March 31, 2018
Against overdraft facilities taken from banks and financial institutions	771,032,317	533,770,073
	771,032,317	**533,770,073**

b. Trading liabilities

Derivative liabilities	434,874,433	8,511,518
Total trading liabilities	**434,874,433**	**8,511,518**

(All amounts in Indian rupees unless otherwise stated)

	As at	
	March 31, 2017	March 31, 2018
20. Inventories		
Commodities	27,786,582	54,887,832
Total	**27,786,582**	**54,887,832**

	As at	
21. Trade and other receivables	March 31, 2017	March 31, 2018
Receivable from exchange	876,522,784	508,941,518
Receivable from clients (net of provision for impairment)	2,657,298,323	3,850,110,521
Unbilled revenue	111,729,245	5,525,197
Security deposits (net of provision for impairment)	402,491,845	428,094,187
Duties and taxes recoverable	6,723,825	52,083,509
Other receivables	119,399,104	61,207,240
Total	**4,174,165,126**	**4,905,962,172**

Receivables from clients are subject to a higher credit risk as compared to all other "Trade and other receivables". The allowance for impairment charge on receivable from clients is presented below:

	For the year ended	
Collective allowances for impairment on receivable from clients	March 31, 2017	March 31, 2018
Balance at the beginning of the Year	168,657,054	113,885,691
Allowance made during the Year	62,710,004	41,732,936
Amount written off against the allowance	(117,481,367)	-
Balance at the end of the Year	**113,885,691**	**155,618,627**

	For the year ended	
Individual allowances for impairment on receivable from clients	March 31, 2017	March 31, 2018
Balance at the beginning of the Year	-	7,725,803
Allowance made during the Year	7,725,803	12,761,804
Amount written off against the allowance	-	-
Balance at the end of the Year	**7,725,803**	**20,487,607**

A portion of receivable from clients has been pledged as collateral against the secured overdraft facilities taken by the Group from banks and financial institutions. The amount of receivable from clients pledged against such facilities is INR 1,947,851,589 and INR 2,234,053,732 as at March 31, 2017 and March 31, 2018 respectively. Security deposits assessed for impairment based on the objective evidence available with the management. The allowance for impairment charge on security deposit is presented below:

	For the year ended	
Individual allowances for impairment on security deposit	March 31, 2017	March 31, 2018
Balance at the beginning of the Year	-	2,011,518
Allowance made during the Year	2,011,518	5,567,299
Amount written off against the allowance	-	-
Balance at the end of the Year	**2,011,518**	**7,578,817**

All other "Trade and other receivables" were assessed as not to be impaired by the Company.

SMC GLOBAL SECURITIES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
(All amounts in Indian rupees unless otherwise stated)

22. Loans and advances to customers	As at March 31, 2017	As at March 31, 2018
Loans and advances to customers at amortised cost	3,196,688,884	5,675,990,115
Less: Provision for impairment	(65,930,069)	(69,183,032)
Total	**3,130,758,815**	**5,606,807,083**

A. Loans and advances to customers	As at March 31, 2017			As at March 31, 2018		
	Gross amount	Provision for impairment	Carrying amount	Gross amount	Provision for impairment	Carrying amount
Secured loan*	2,602,516,682	(24,792,457)	2,577,724,225	4,424,652,082	(27,577,255)	4,397,074,827
Unsecured loan	594,172,202	(41,137,612)	553,034,590	1,251,338,033	(41,605,776)	1,209,732,256
Total	**3,196,688,884**	**(65,930,069)**	**3,130,758,815**	**5,675,990,115**	**(69,183,032)**	**5,606,807,083**

*secured against securities, commodities, receivables and property

B. Allowance for impairment	For the Year ended, March 31, 2017	For the Year ended, March 31, 2018
Individual allowance for impairment		
Balance at the beginning of the Year	6,282,089	55,216,101
Allowance made during the Year	48,934,012	9,386,175
Reversal made during the Year	-	-
Amount written off againt the allowance	-	(17,873,946)
Balance at the end of the Year	**55,216,101**	**46,728,330**
Collective allowance for impairment		
Balance at the beginning of the Year	8,143,249	10,713,968
Alowance made during the Year	2,570,719	11,740,735
Reversals made during the Year	-	
Write-offs	-	-
Balance at the end of the Year	**10,713,968**	**22,454,703**

(All amounts in Indian rupees unless otherwise stated)

23. Investment securities	As at March 31, 2017	As at March 31, 2018
Available-for-sale (net of provision for impairment)	73,150	4,073,150
At fair value through profit or loss	874,617,357	313,400,952
Total	**874,690,507**	**317,474,102**

The fair value of Investment securities that have been pledged as collateral, included in the amount reflected above, were as follows:

	As at March 31, 2017	As at March 31, 2018
Overdraft	87,421,220	-
	87,421,220	-

A. Available-for-sale investment securities	As at March 31, 2017	As at March 31, 2018
Unquoted equity securities	49,773,150	38,773,150
Less: Provision for impairment	(49,700,000)	(34,700,000)
Unquoted equity securities (net of provision for impairment)*	73,150	4,073,150
Unquoted REIT Fund units	-	-
	73,150	**4,073,150**

Provision for Impairment on available for sale investment securities	For the year ended March 31, 2017	For the year ended March 31, 2018
Balance at the beginning of the Year	49,700,000	49,700,000
Writen off against the allowance	-	(15,000,000)
Balance at the end of the Year	**49,700,000**	**34,700,000**

B. At fair value through profit or loss	As at March 31, 2017	As at March 31, 2018
Equity securities	223,233,023	151,455,110
Debt securities	642,419,088	149,030,832
Mutual funds	8,965,246	12,915,010
Total	**874,617,357**	**313,400,952**

*Available for sale unquoted equity securities amonting to INR 73,150 and INR 4,073,150 as at March 31, 2017 and March 31, 2018 respectively are investments made in unlisted equity securities of issuers in which the Company's management believes there may be long term valuation increases based on the operations or nature of the business of the issuer. The Company intends to sell these investments either to any potential new or existing investors of the issuer, or by participating in the initial public offerings of such issuer. The allowance for impairment losses against these unquoted investment securities as of March 31, 2017 and March 31, 2018 were recorded in its historical statement of profit and loss prior to April 1, 2013.

(All amounts in Indian rupees unless otherwise stated)

24. Intangible assets	Computer Software	Software in development	Goodwill	Licences	Customer Relationship	Total
Gross asset value						
Balance at April 1, 2016	86,590,435	560,000	-	-	-	87,150,435
Additions	1,908,886	300,000	-	15,000,000	-	17,208,886
Acquisition through business combination	-	-	39,681,223	-	12,967,720	52,648,943
Disposals	(250,000)	(560,000)	-	-	-	(810,000)
Effect of movements in foreign exchange rate	(18,333)	-	-	-	-	(18,333)
Balance at March 31, 2017	**88,230,988**	**300,000**	**39,681,223**	**15,000,000**	**12,967,720**	**156,179,931**
Balance at April 1, 2017	88,230,988	300,000	39,681,223	15,000,000	12,967,720	156,179,931
Additions	19,256,712	-	-	-	-	19,256,712
Adjustments to provisionally assessed values	-	-	-	-	-	-
Disposals	(10,184,212)	(300,000)	(39,681,223)	-	(12,967,720)	(63,133,155)
Effect of movements in foreign exchange rate	(17,480)	-	-	-	-	(17,480)
Balance at March 31, 2018	**97,286,008**	-	-	**15,000,000**	-	**112,286,008**
Accumulated amortization and impairment losses						
Balance at April 1, 2016	77,528,344	-	-	-	-	77,528,344
Amortisation for the Year	2,183,113	-	-	982,143	1,257,600	4,422,856
Disposals	(47,446)	-	-	-	-	(47,446)
Effect of movements in foreign exchange rate	(17,496)	-	-	-	(41,876)	(59,372)
Balance at March 31, 2017	**79,646,515**	-	-	**982,143**	**1,215,724**	**81,844,382**
Balance at April 1, 2017	79,646,515	-	-	982,143	1,215,724	81,844,382
Amortisation for the Year	7,531,008	-	-	-	1,357,080	8,888,088
Adjustments to provisionally assessed values	-	-	-	-	-	-
Impairment loss for the Year	-	-	-	-	-	-
Disposals	(9,675,001)	-	-	-	(2,576,592)	(12,251,593)
Effect of movements in foreign exchange rate	(16,088)	-	-	5,549	3,788	(6,751)
Balance at March 31, 2018	**77,486,434**	-	-	**987,692**	-	**78,474,126**
Capital advances						
Balance at April 1, 2016	-	-	-	-	-	-
Additions	6,050,000	-	-	-	-	6,050,000
Balance at March 31, 2017	**6,050,000**	-	-	-	-	**6,050,000**
Balance at April 1, 2017	**6,050,000**	-	-	-	-	6,050,000
Additions	-	-	-	-	-	-
Assets capitalised during the Year	(6,050,000)	-	-	-	-	(6,050,000)
Balance at March 31, 2018	-	-	-	-	-	-
Balance at March 31, 2017	**14,634,473**	**300,000**	**39,681,223**	**14,017,857**	**11,751,996**	**80,385,549**
Balance at March 31, 2018	**19,799,574**	-	-	**14,012,308**	-	**33,811,882**

SMC GLOBAL SECURITIES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in Indian rupees unless otherwise stated)

25. Property and equipment	Office Building	Office Equipment	Furniture and Fixtures	Computer Hardware	Lease Hold Improvements	Vehicle	Communication Devices		Total
Gross asset value									
Balance at April 1, 2016	61,842,331	122,899,439	199,675,736	267,257,973	7,325,469	55,168,931	36,822,236		750,992,115
Additions	140,163,692	14,731,726	20,590,390	33,440,293	3,675,134	6,467,161	-		219,068,396
Disposals	-	(7,847,813)	(6,320,624)	(14,820,871)	-	(3,433,971)	-		(32,423,279)
Effect of movements in foreign exchange rate	-	(21,952)	(16,723)	(254,724)	-	-	-		(293,399)
Balance at March 31, 2017	**202,006,023**	**129,761,400**	**213,928,779**	**285,622,671**	**11,000,603**	**58,202,121**	**36,822,236**		**937,343,833**
Balance at April 1, 2017	202,006,023	129,761,398	213,928,781	285,622,671	11,000,603	58,202,121	36,822,236		937,343,833
Additions	42,931,451	8,831,998	12,079,732	38,837,798	72,270	1,011,185	-		103,764,434
Disposals	-	(7,255,645)	(8,590,550)	(8,789,117)	(1,769,897)	(2,982,807)	-		(29,388,016)
Effect of movements in foreign exchange rate	61,725	41,404	18,489	10,933	-	-	-		132,551
Balance at March 31, 2018	**244,999,199**	**131,379,155**	**217,436,452**	**315,682,285**	**9,302,976**	**56,230,499**	**36,822,236**		**1,011,852,802**
Accumulated depreciation									
Balance at April 1, 2016	9,339,496	105,166,672	152,615,525	219,933,650	4,805,830	29,946,153	32,436,737		554,244,063
Depreciation for the year	2,150,732	5,555,174	13,542,218	23,307,008	1,057,107	8,347,185	1,438,121		55,397,545
Disposals	-	(7,353,426)	(5,412,214)	(13,696,540)	-	(3,262,272)	-		(29,724,452)
Effect of movements in foreign exchange rate	(5,845)	(17,338)	(17,496)	(249,304)	-	-	-		(289,983)
Balance at March 31, 2017	**11,484,383**	**103,351,082**	**160,728,033**	**229,294,814**	**5,862,937**	**35,031,066**	**33,874,858**		**579,627,173**
Balance at April 1, 2017	11,484,383	103,351,081	160,728,033	229,294,814	5,862,937	35,031,066	33,874,858		579,627,172
Depreciation for the year	6,823,592	6,826,398	14,635,306	28,624,857	1,014,686	7,229,904	814,199		65,968,942
Disposals	-	(5,659,694)	(7,202,022)	(8,318,556)	(400,848)	(2,833,666)	-		(24,414,786)
Effect of movements in foreign exchange rate	545	5,493	2,272	25,184	30	-	263		33,787
Balance at March 31, 2018	**18,308,520**	**104,523,278**	**168,163,589**	**249,626,299**	**6,476,805**	**39,427,304**	**34,689,320**		**621,215,115**
Capital advances									
Balance at April 1, 2016	32,500,000	-	-	-	-	-	-		32,500,000
Additions	23,671,717	-	-	-	-	-	-		23,671,717
Balance at March 31, 2017	**56,171,717**	-	-	-	-	-	-		**56,171,717**
Balance at April 1, 2017	56,171,717	-	-	-	-	-	-		56,171,717
Additions	(23,671,717)	-	-	-	-	-	-		(23,671,717)
Balance at March 31, 2018	**32,500,000**	-	-	-	-	-	-		**32,500,000**
Capital work in progress									
Balance at April 1, 2016	-	-	-	-	-	-	-		-
Additions	-	-	-	-	-	-	-		-
Balance at March 31, 2017	-	-	-	-	-	-	-		-
Balance at April 1, 2017	-	-	-	-	-	-	-		-
Additions	-	-	-	-	-	-	-		-
Balance at March 31, 2018	-	-	-	-	-	-	-		-
Balance at March 31, 2017	246,693,357	26,410,318	53,200,746	56,327,857	5,137,666	23,171,055	2,947,378	-	413,888,377
Balance at March 31, 2018	259,190,679	26,855,877	49,272,863	66,055,986	2,826,171	16,803,195	2,132,916	-	423,137,687

There were no capitalized borrowing costs related to the acquisition of property and equipment during the year (March 2017 : Nil)

(All amounts in Indian rupees unless otherwise stated)

26. Other assets	As at March 31, 2017	As at March 31, 2018
A. Summary		
Advances recoverable in cash or in kind	-	-
Advance to vendors (net of provision for impairment)	140,162,583	38,006,427
Prepaid expenses	172,332,414	116,947,038
Accrued interest	50,225,431	48,569,426
Investment property*	10,686,191	17,002,661
Others	33,930	32,382,080
Total	**373,440,549**	**252,907,632**

* Investment property is measured using cost model. Fair value of the investment property approximates its book value based on quotes obtained by the management for similar recent transaction. The Company obtains third party quotations for this or similar properties to ascetain possible impairment. No provision for impairment was required as at March 31, 2017 and March 31, 2018 since the quoted prices approximated the carrying values.

B. Provision for impairment on advance to vendor	For the year ended March 31, 2017	For the year ended March 31, 2018
Individual allowance for impairment		
Balance at the beginning of the Year	576,055	12,833,264
(Reversal)/Allowance made during the year	12,257,209	(6,131,759)
Amount written off against the provision	-	(1,627,307)
Balance at the end of the Year	**12,833,264**	**5,074,198**

(All amounts in Indian rupees unless otherwise stated)

27. Loans and borrowings	As at March 31, 2017	As at March 31, 2018
Secured overdraft		
- Bank	1,897,494,055	2,690,296,731
- Financial Institution	934,300,000	1,239,596,525
Secured loan		
- Bank	63,752,378	558,872,357
- Financial Institution	322,854	-
Unsecured loan	433,882,251	655,135,820
Total	**3,329,751,538**	**5,143,901,433**

(a) Overdraft facilities from bank and financial institution are secured by a portion of Group's term deposit, receivable from clients, trading assets, investment securities and client securities. The same is repayable on demand. The interest rate range for overdraft is 8.20%-12.05%

(b) Terms and conditions of outstanding secured loans were as follows:

		March 31, 2017		March 31, 2018	
Particulars	Interest rate range	Original amount	Carrying value	Original amount	Carrying value
Secured	8.95% - 10.5%	28,245,900	64,075,232	77,545,900	558,872,357

(c) Unsecured loan is taken from parties other than related parties and are repayable on demand. The interest rate range for unsecured loan is 6% - 9.25%.

(All amounts in Indian rupees unless otherwise stated)

28. Trade and other payables	As at March 31, 2017	As at March 31, 2018
Payable to exchange	93,944,506	3,077,795
Payable to clients/vendor	2,280,719,789	2,613,113,343
Advances / margin received from clients	3,164,836,223	3,286,668,747
Accrued expenses	211,685,875	371,753,237
Other payables	21,994,055	108,117,114
Total	**5,773,180,448**	**6,382,730,236**

29. Employee benefits	As at March 31, 2017	As at March 31, 2018
Recognized liability for defined benefit obligations	110,070,689	63,310,971
Liability for long-service leave	41,062,919	46,607,695
Total	**151,133,608**	**109,918,666**

Defined contribution plan

The Group's provident fund scheme is a defined contribution plan.

Under Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a pre-determined rate (currently 12%) of the employee's basic salary to a government recognised provident fund. The Company has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they accrue, i.e. when the services are rendered by the employees. Upon retirement or separation, an employee becomes entitled for this lump sum benefit, which is paid directly to the concerned employee by the fund.

Defined benefit plan

The Group's gratuity scheme is a defined benefit plan. Gratuity is paid as a lump sum amount to employees at retirement or death or termination of employment at an amount based on the respective employee's eligible salary and the years of employment with the Group.

(i) Movement in the present value of the Defined Benefit Obligation

The following table shows a reconciliation from the opening balances to the closing balances for the net defined benefit liability / (asset) and its components.

(All amounts in Indian rupees unless otherwise stated)

	2017			2018		
Particulars	**Defined benefit obligations**	**Fair Value of plan assets**	**Net Defined benefit obligations**	**Defined benefit obligations**	**Fair Value of plan assets**	**Net Defined benefit obligations**
At the beginning of the year	**96,486,516**	**(9,170,639)**	**87,315,877**	**118,635,386**	**(8,564,696)**	**110,070,690**
Included in profit or loss						
Current service cost	21,763,370	-	21,763,370	21,436,389		21,436,389
Interest cost (Income)	6,698,166	(1,099,389)	5,598,777	7,463,266	(2,954,642)	4,508,624
Past Service cost	-	-	-	13,162,264	-	13,162,264
	28,461,536	**(1,099,389)**	**27,362,147**	**42,061,919**	**(2,954,642)**	**39,107,277**
Included in Other comprehensive income						
Actuarial (gains) losses arising from:						
—financial assumptions	10,599,364	-	10,599,364	(2,653,866)		(2,653,866)
—experience adjustment	(7,470,149)	-	(7,470,149)	(6,514,319)		(6,514,319)
Effects of movement in exchange rate	(275,811)	-	(275,811)	37,148		37,148
Return on plan assets excluding interest income	-	(1,324,488)	(1,324,488)	-	(324,106)	(324,106)
	2,853,404	**(1,324,488)**	**1,528,916**	**(9,131,037)**	**(324,106)**	**(9,455,143)**
Other						
Benefits paid	(9,166,070)	8,081,916	(1,084,154)	(12,592,165)	4,864,255	(7,727,910)
Contributions paid by the group		(5,052,096)	(5,052,096)		(68,683,943)	(68,683,943)
	(9,166,070)	**3,029,820**	**(6,136,250)**	**(12,592,165)**	**(63,819,688)**	**(76,411,853)**
Balance at the end of the year	**118,635,386**	**(8,564,696)**	**110,070,690**	**138,974,103**	**(75,663,132)**	**63,310,971**

(All amounts in Indian rupees unless otherwise stated)

(ii) Plan assets	As at March 31, 2017	As at March 31, 2018
Plan assets comprise of Insurer managed funds	8,564,696	75,663,132

(iii) Defined benefit obligation
Acturial Assumptions

The following are the principal actuarial assumptions at the reporting date (expressed as weighted averages).

	As at March 31, 2017	As at March 31, 2018
Discount rate (per annum)	7.30%	7.70%
Future salary growth (per annum)	7.00%	7.00%
Retirement age	60 years	60 years

Assumptions regarding future mortality rates are based on Indian Assured Lives Mortality (2006-08) (modified) Ultimate as published by Insurance Regulatory and Development Authority (IRDA).

The actuarial valuation is carried out yearly by an independent actuary. The discount rate used for determining the present value of obligation under the defined benefit plan is determined by reference to market yields at the end of the reporting period on Indian Government Bonds. The currency and the term of the government bonds is consistent with the currency and term of the defined benefit obligation.

The salary growth rate takes into account inflation, seniority, promotion and other relevant factors on long-term basis.

(iv) Senstivity analysis
Reasonably possible changes at the reporting date to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation by the amounts shown below.

	As at March 31, 2017		As at March 31, 2018	
	Increase	Decrease	Increase	Decrease
Discount rate (0.5% movement)	(7,246,471)	8,039,579	(8,134,026)	8,989,322
Future salary growth (0.5% movement)	6,650,355	(6,176,093)	8,192,415	(7,612,992)

30. Other liabilities	As at March 31, 2017	As at March 31, 2018
Statutory dues	41,407,460	114,892,718
Deferred income	17,069,489	17,827,660
Deferred rent liabilites	19,525,582	15,786,852
Provision for expected insurance policies cancellations	26,280,428	20,853,934
Others liabilities	4,907,106	17,329,314
Total	**109,190,065**	**186,690,478**

(All amounts in Indian rupees unless otherwise stated)

31. Share capital

	Common shares		
	Number	Share capital	Share premium
Balance as at April 1, 2016	113,134,450	226,268,900	3,548,993,510
Issued for cash	-	-	-
Balance as at March 31, 2017	**113,134,450**	**226,268,900**	**3,548,993,510**
Balance as at April 1, 2017	113,134,450	226,268,900	3,548,993,510
Issued for cash	-	-	-
Balance as at March 31, 2018	**113,134,450**	**226,268,900**	**3,548,993,510**

The Company is authorized to issue 165,050,000 number of common shares at par value of ` 2. Each holder of equity shares is entitled to one vote per share. All issued shares are fully paid up.

The dividend proposed by the Board of Directors is subject to the approval of the shareholders in the ensuing Annual General Meeting.

Dividends

The following dividends were paid by the Company during the year :

	March 31, 2017	March 31, 2018
Interim dividend at INR 0.48 (previous year- INR 0.36) per common share	49,019,764	131,328,853
Final dividend at INR 0 (previous year- INR 0.36) per common share	49,019,764	-
	98,039,528	**131,328,853**

After the reporting date, the following dividends were proposed by the board of directors. The dividends have not been recognised as liabilites and it is inclusive of dividend tax:

Final dividend at INR 0.48 (PY INR 0.48) per common share	65,359,662	65,801,347

Absolute amounts are inclusive of dividend distribution tax and rate is exclusive of dividend distribution tax

The Company's ability to pay a dividend out of the cash flows or profits as received from its subsidiaries is subject to a number of limitations under Indian law and certain financing agreements that they have entered. Certain subsidiaries, including the Company's subsidiaries, Moneywise Financial Services Private Limited, SMC Comtrade Limited, SMC Comex International DMCC, SMC Capitals Limited, SMC Global IFSC Private Limited, SMC Insurance Brokers Private Limited and SMC Investments and Advisors Limited are also subject to regulations that require that they hold a certain amount of capital, which amounts are not available for distributions. Detailed information concerning these restrictions is given under Capital Management Section under Financial risk management disclosure. In addition, if a subsidiary pays a dividend to its parent company, Indian law provides that the company paying such dividend must pay a tax on the dividend paid at specified rates. Furthermore, SMC Comtrade is restricted by certain of its financing agreements from paying a dividend if it has failed to pay any principal or interest when due, or if an event of default has otherwise occurred, there under.

32. Commitments and contingencies

Operating Lease

The Group leases a number of branch and office premises under cancellable and non-cancellable operating leases agreements. Lease payments are increased every three to five years to reflect market rentals. The Company recognizes rent expense on a straight line basis over the lease term. Lease terms are determined at the inception of the lease and include cancellable periods at the option of the Company if it assesses economic disincentive to cancel the lease.

(All amounts in Indian rupees unless otherwise stated)

Non-cancellable operating lease rentals are payable as follows:

Operating lease

	For the year ended	
	March 31, 2017	**March 31, 2018**
Not later than one year	1,831,128	1,831,128
Later than one year but not later than five years	8,137,076	8,739,060
Later than five years	40,216,556	38,267,192
	50,184,760	**48,837,380**

During the year ended March 31, 2017 and March 31, 2018, an amount of INR 157,623,673 and INR 137,521 ,308 respectively was recognized as an expense in the statement of profit or loss in respect of operating leases.

Contingencies and lawsuits

The Group is subject to legal proceedings and claims which arise in the ordinary course of its business. The resolution of these legal proceedings is not likely to have a material and adverse effect on the results of operations or the financial position of the Group. The contingent liabilities in respect of disputed demands are as follows:

Contingent liability	**As at March 31, 2017**	**As at March 31, 2018**
Service tax	67,473,978	96,379,122
Employee's State Insurance Corporation	3,106,450	3,106,450
Income tax	9,230,664	11,913,818

The Parent Company and one of its subsidiaries had received a notice during the financial year 2014-15 from the Collector of Stamp Delhi on account of verification of records pertaining to stamp duty on security transactions and on account of levy of stamp duty on commodity transactions. Matter is sub-judice and has been stayed by jurisdictional High Court at Delhi.

One of the subsidiary company SMC Comtrade Limited has received a notice dated January 05, 2015 from the Office of The Collector of Stamps, Delhi, on account of levy of stamp duty on commodity transactions. The matter is sub-judice and has been stayed by jurisdictional High Court at Delhi vide its order dated January 19, 2015 in the matter of WP/C/516/2015 and matter was adjourned to May 17, 2018. In view of the legal opinion of the counsel, the amount of contingent liability in this regard is: Nil

Pending completion of the legal process the impact of liability, if any, cannot be ascertained at this stage, however, management believes that, based on legal advice, the outcome of these contingencies will be favourable and that outflow of economic resources is not probable.

Other contingent liabilities

Title of the property located at Office no 205, 2nd Floor, Plot no 4A, Community Centre, 21st Century Plaza, Sector 8, Rohini, New Delhi having book value of INR 4,612,060/- is under dispute and sealed due to the allegation of acquisition of the said property from the funds of Ganga Yamuna Finvest Pvt. Ltd, which is under liquidation.

The Group has not provided for a possible tax exposure amounting to INR 14,734,375 in relation to foreign currency fluctuation gain arising on a non-monetary item based on the advice of its legal counsel. The translation gain relates to investments made in a foreign subsidiary which were considered a debt in Company's Indian GAAP books as compared to an equity investment.

(All amounts in Indian rupees unless otherwise stated)

33. Operating segments

The Group has three reportable segments, as described below, which are the Group's Lines of Business (LoBs). The LoBs offer different products and services, and are managed separately because the nature of products and method used to distribute the services are different.

The following summary describes the operations in each of the Group's reportable segments:

(A) Trading and distribution primarily comprises

(i) Brokerage on dealing in shares, commodities, derivatives and other securities on behalf of customers;
(ii) Proprietary trading in shares, commodities, derivatives and other securities;
(iii) Clearing services;
(iv) Depositary services rendered as depository participant;
(v) Distribution of third party financial products and
(vi) Insurance broking services

(B) Advisory services primarily comprise of portfolio and wealth management, mortgage and loan advisory, real estate broking and investment banking services.

(C) Financing services primarily comprises business of providing loans.

For these LoBs, the Group's Leadership Team comprising of Chairman, Vice-Chairman, Group Chief Operating Officer and Group Chief Financial Officer, reviews internal management reports. Accordingly, the Leadership Team is construed to be the Chief Operating Decision Maker (CODM).

Segment profit before tax based on Indian GAAP is used to measure performance by the CODM. Inter-segment pricing is determined on an arm length basis. Information related to each reportable segment is as follows:

	For the Year ended March 31, 2017			
	Trading and distributi	Advisory	Financing	Total
Indian GAAP				
Segment revenue *	4,332,163,193	403,803,912	9,690,420	4,745,657,525
Inter segments revenue	48,198,882	(13,056,011)	-	35,142,871
External revenue *	4,283,964,311	416,859,923	9,690,420	4,710,514,654
Interest income	319,621,117	24,885,895	424,856,287	769,363,299
Interest expense	275,452,378	24,227,793	125,898,600	425,578,771
Reportable segment profit before tax	496,340,797	(28,060,228)	216,226,700	684,507,269

(All amounts in Indian rupees unless otherwise stated)

Other material and non cash items:				
Depreciation, amortization and impairment losses	62,932,057	8,214,214	2,450,443	73,596,714
Impairment charge on trade and other receivables	81,418,458	289,559	177,537	81,885,554
Impairment charge on loans and advances to customers	-	-	34,278,705	34,278,705
Impairment charge on advances to vendors	1,915,418	1,051,252	-	2,966,670
Share in loss of equity account investee, net of tax	-	13,175,244	-	13175244
Other disclosures				
Equity account investee	-	1,824,756	-	1,824,756

*excludes interest income

	For the Year ended March 31, 2018			
	Trading and distribution	**Advisory**	**Financing**	**Total**
Indian GAAP				
Segment revenue *	5,255,531,392	291,280,796	92,375,446	5,639,187,634
Inter segments revenue	39,980,291	2,623,157	-	42,603,448
External revenue *	5,215,551,101	288,657,639	92,375,446	5,596,584,186
Interest income	383,869,891	36,009,353	732,283,928	1,152,163,172
Interest expense	378,781,722	19,225,028	234,895,838	632,902,588
Reportable segment profit before tax	594,220,168	(131,804,531)	444,363,879	906,779,516
Other material and non cash items:				
Depreciation, amortization and impairment losses	77,079,295	7,124,463	2,606,798	86,810,556
Impairment charge on receivable from client	52,028,772	292,043	-	52,320,815
Impairment charge on loans and advances to customers	-	-	37,422,747	37,422,747

(All amounts in Indian rupees unless otherwise stated)

Reconciliation of reportable segments revenue, profit or loss, interest revenue and interest expense with IFRS

	For the Year ended March 31, 2017			
Revenue	**Trading and distribution**	**Advisory**	**Financing**	**Total**
External revenue	**4,283,964,311**	**416,859,923**	**9,690,420**	**4,710,514,654**
-Adjustment related to fair value accounting of financial instruments designated as fair value through profit and loss which were valued at lower of Cost and Net Realizable value in Indian GAAP	18,585,890	33,188	27,307,497	45,926,574
-Adjustment for foreign currency translation on foreign currency loan between Indian GAAP and IFRS	(45,763,422)	-	-	(45,763,422)
-Adjustment on account of timing difference in recognition of certain distribution and advisory income	(11,159,844)	(38,304,492)	-	(49,464,336)
-Adjustment for grossing up of certain distribution income between IFRS and Indian GAAP	11,231,714	-	-	11,231,714
-Adjustment on account of regrouping of certain distribution income between IFRS and Indian GAAP	(72,238,949)	-	-	(72,238,949)
-Adjustment for other non-operating income reclassified out of revenue from operations	(27,328,510)	(2,267,046)	(869,574)	(30,465,130)
-Adjustment on account of accounting of processing fee received on loan at effective interest rate method	-	-	(14,659,311)	(14,659,311)
-Others	3,905,036	(265,791)	355,279	3,994,524
Consolidated revenue	**4,161,196,227**	**376,055,782**	**21,824,311**	**4,559,076,319**

	For the Year ended March 31, 2017			
Profit or Loss	**Trading and distribution**	**Advisory**	**Financing**	**Total**
Total profit or loss for reportable segments	**496,340,797**	**(28,060,228)**	**216,226,700**	**684,507,269**
-Adjustment for foreign currency translation on foreign currency loan between Indian GAAP and IFRS	(45,763,422)	-	-	(45,763,422)
-Adjustment related to fair value accounting of financial instruments designated as fair value through profit and loss which were valued at lower of Cost and Net Realizable value in Indian GAAP	18,585,890	33,188	27,307,497	45,926,575
-Adjustment related to valuation of Available for sale securities between Indian GAAP and IFRS	11,000,000	-	8,000,000	19,000,000
-Adjustment on account of timing difference in recognition of certain distribution, advisory and financing expense	27,357,130	2,009,846	9,309,868	38,676,844
-Adjustment for difference in allowance for impairment charge on advances to vendors	(6,131,761)	-	(24,449,195)	(30,580,956)
-Adjustment for depreciation charged over estimated useful lives	11,403,928	1,883,590	488,795	13,776,313
-Adjustment on account of timing difference in recognition of certain distribution and advisory income	(11,159,844)	(38,304,492)	-	(49,464,336)
-Adjustment on account of accounting of processing fee received on loan at effective interest rate method	-	-	(7,823,322)	(7,823,322)
-Intercompany elimination	(78,844,340)	31,178,591	47,665,750	-
-Others	6,043,740	(2,617,539)	(157,638)	3,268,562
Consolidated profit before tax	**428,832,116**	**(33,877,044)**	**276,568,455**	**671,523,526**

SMC GLOBAL SECURITIES LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in Indian rupees unless otherwise stated)

	For the Year ended March 31, 2017			
	Trading and distribution	Advisory	Financing	Total
Interest revenue				
Total interest revenue	**319,621,117**	**24,885,895**	**424,856,287**	**769,363,299**
-Intercompany elimination	(80,710,186)	(23,773,696)	(36,618,488)	(141,102,370)
-Reclassification of interest income on tax refunds under IFRS	(10,301,057)	(996,771)	(16,901)	(11,314,729)
-Adjustment on account of accounting of processing fee received on loan at effective interest rate method	-	-	6,835,989	6,835,989
-Others	1,679,963	704,498	(1,278,258)	1,106,204
Consolidated interest revenue	**230,289,837**	**819,926**	**393,778,629**	**624,888,393**
Interest expense				
Total interest expense	**275,452,378**	**24,227,793**	**125,898,600**	**425,578,771**
-Intercompany elimination	(34,638,052)	(24,212,580)	(82,251,739)	(141,102,371)
Consolidated interest expense	**240,814,326**	**15,213**	**43,646,861**	**284,476,400**
Depreciation, amortization and impairment losses				
Reportable segment	**62,932,057**	**8,214,214**	**2,450,443**	**73,596,714**
-Adjustment for depreciation charged over estimated useful lives	(11,403,928)	(1,883,590)	(488,795)	(13,776,313)
Total	**51,528,129**	**6,330,624**	**1,961,648**	**59,820,401**
Impairment loss on trade and other receivables				
Reportable segment	**81,418,458**	**289,559**	**177,537**	**81,885,554**
-Adjustment for impairment charge on receivable from clients due to different impairment model between IGAAP and IFRS	(11,449,747)	-	-	(11,449,747)
Total	**69,968,711**	**289,559**	**177,537**	**70,435,807**
Impairment loss on loans and advances to customers				
Reportable segment	-	-	**34,278,705**	**34,278,705**
-Adjustment for impairment charge on loan and advances to customers due to different impairment model between IGAAP and IFRS	-	-	17,226,026	17,226,026
Total	-	-	**51,504,731**	**51,504,731**
Impairment loss on advances to vendors				
Reportable segment	1,915,418	1,051,252	-	2,966,670
-Adjustment for impairment charge on advances to vendors due to different impairment model between IGAAP and IFRS	9,290,539	-	-	9,290,539
Total	**11,205,957**	**1,051,252**	-	**12,257,209**
Impairment loss on security deposit				
Reportable segment	-	-	-	-
-Adjustment for impairment charge on advances to vendors due to different impairment model between IGAAP and IFRS	2,011,518			**2,011,518**
Total	**2,011,518**	-	-	**2,011,518**

(All amounts in Indian rupees unless otherwise stated)

Reconciliation of reportable segments revenue, profit or loss, interest revenue and interest expense with IFRS

Revenue	For the Year ended March 31, 2018			
	Trading and distribution	Advisory	Financing	Total
External revenue	5,215,551,101	288,657,639	92,375,446	**5,596,584,186**
-Adjustment related to fair value accounting of financial instruments designated as fair value through profit and loss which were valued at lower of Cost and Net Realizable value in Indian GAAP	3,403,690	475,634	2,136,499	6,015,823
-Adjustment for foreign currency translation on foreign currency loan between Indian GAAP and IFRS	87,244	-	-	87,244
-Adjustment on account of timing difference in recognition of certain distribution and advisory income	28,116,177	130,745,621	-	158,861,798
-Adjustment on account of timing difference in recognition of certain distribution and advisory income	-	-	-	-
-Adjustment for other non-operating income reclassified out of revenue from operations	(32,629,244)	(1,942,091)	(1,547,290)	(36,118,625)
-Adjustment on account of accounting of processing fee received on loan at effective interest rate method	-	-	(63,837,882)	(63,837,882)
-Others	112,307	-	-	112,307
Consolidated revenue	**5,214,641,273**	**417,936,804**	**29,126,773**	**5,661,704,850**

Profit or Loss	For the Year ended March 31, 2018			
	Trading and distribution	Advisory	Financing	Total
Total profit or loss for reportable segments	**594,220,168**	**(131,804,531)**	**444,363,879**	**906,779,516**
-Adjustment for foreign currency translation on foreign currency loan between Indian GAAP and IFRS	53,641	-	-	53,641
-Adjustment related to fair value accounting of financial instruments designated as fair value through profit and loss which were valued at lower of Cost and Net Realizable value in Indian GAAP	3,403,690	475,634	2,136,499	6,015,823
-Adjustment related to valuation of Available for sale securities between Indian GAAP and IFRS	(1,000,000)	-	2,000,000	1,000,000
-Adjustment on account of timing difference in recognition of certain distribution, advisory and financing expense	(2,472,368)	(21,208,400)	14,209,123	(9,471,645)
-Adjustment for difference in allowance for impairment charge on advances to vendors	6,131,759	-	-	6,131,759
-Adjustment for depreciation charged over estimated useful lives	9,240,935	1,949,308	747,770	11,938,013
-Adjustment on account of timing difference in recognition of certain distribution and advisory income	23,041,966	130,845,621	-	153,887,587
-Adjustment on account of accounting of processing fee received on loan at effective interest rate method	-	-	(16,728,837)	(16,728,837)
-Intercompany elimination	(195,036,772)	6,538,036	65,498,736	(123,000,000)
-Others	(45,212,302)	7,813	20,727,349	(24,477,139)
Consolidated profit (loss) before tax	**392,370,716**	**(13,196,520)**	**532,954,519**	**912,128,717**

(All amounts in Indian rupees unless otherwise stated)

	For the Year ended March 31, 2018			
	Trading and distribution	Advisory	Financing	Total
Total interest revenue	**383,869,891**	**36,009,353**	**732,283,928**	**1,152,163,172**
-Intercompany elimination	(105,494,132)	(34,381,869)	(29,058,061)	(168,934,062)
-Reclassification of interest income on tax refunds under IFRS	(3,058,177)	(1,087,273)	-	(4,145,450)
-Adjustment on account of accounting of processing fee received on loan at effective interest rate method	-	-	47,109,045	47,109,045
-Others	1,203,097	335,309	1,293,397	2,831,804
Consolidated interest revenue	**276,520,679**	**875,520**	**751,628,309**	**1,029,024,508**
Total interest expense	**378,781,722**	**19,225,028**	**234,895,838**	**632,902,588**
-Intercompany elimination	(37,507,316)	(19,189,740)	(112,237,005)	(168,934,061)
Consolidated interest expense	**341,274,406**	**35,288**	**122,658,833**	**463,968,527**
Depreciation, amortization and impairment losses				
Reportable segment	**77,079,295**	**7,124,463**	**2,606,798**	**86,810,556**
-Adjustment for depreciation charged over estimated useful lives	(9,240,935)	(2,005,902)	(747,770)	(11,994,606)
Total	**67,838,360**	**5,118,561**	**1,859,028**	**74,815,950**
Impairment loss on trade and other receivables				
Reportable segment	**52,028,772**	**292,043**	-	**52,320,815**
-Adjustment for impairment charge on receivable from clients due to different impairment model between IGAAP and IFRS	2,173,925	-	-	2,173,925
Total	**54,202,697**	**292,043**	-	**54,494,740**
Impairment loss on loans and advances to customers				
Reportable segment	-	-	**37,422,747**	**37,422,747**
-Adjustment for impairment charge on loan and advances to customers due to different impairment model between IGAAP and IFRS	-	-	(16,295,836)	(16,295,836)
Total	-	-	**21,126,911**	**21,126,911**
Impairment loss on advances to vendors				
Reportable segment	-	-	-	-
-Adjustment for impairment charge on advances to vendors due to different impairment model between IGAAP and IFRS	(6,131,759)	-	-	(6,131,759)
Total	**(6,131,759)**	-	-	**(6,131,759)**

Geographical Information:

In presenting information on the basis of geographical segments, segment revenue is based on the geographical location of customers. Segment assets are based on the geographical location of the assets.

(All amounts in Indian rupees unless otherwise stated)

	For the Year ended March 31, 2017			
	Dubai	USA	India	Total
External revenue*	130,720,847	13,191,472	4,566,602,335	**4,710,514,654**

	For the Year ended March 31, 2018			
	Dubai	USA	India	Total
External revenue*	89,489,955	6,843,489	5,500,250,742	**5,596,584,186**

* excludes interest income

Major customers:

Considering the nature of business, customers normally include individuals. Further, none of the corporate and other customers account for more than 10% or more of the Group's revenues.

34. Group entities

		Percentage Shareholding	
Name of Subsidiary	**Country of Incorporation**	**As at March 31, 2017**	**As at March 31, 2018**
Subsidiary of SMC Global Securities Limited			
a) SMC Comtrade Limited	India	100%	100%*
b) SMC Investments and Advisors Limited	India	100%	100%
c) Moneywise Financial Services Private Limited	India	100%**	100%
d) SMC Capitals Limited	India	100%	100%
e) Indunia Realtech Limited	India	100%	100%
f) SMC Finvest Limited	India	100%	100%
g) Moneywise Finvest Limited	India	100%	100%
h) SMC Global USA Inc. ("SMC USA")	USA	50*%	50*%
i) SMC Global IFSC Private Limited (incorporated on December 8, 2016)	India	100%	100%
Subsidiaries of SMC Comtrade Limited			
j) SMC Insurance Brokers Private Limited	India	97.58%	97.58%
k) SMC Comex International DMCC	UAE	100%	100%
Subsidiary of SMC Finvest Limited			
l) SMC Real Estate Advisors Private Limited	India	100%	100%
Joint venture of SMC Investments and Advisors Limited			
m) SMC & IM Capitals Investment Manager LLP #	India	50%	50%

* directly holds 85% and balance 15% through wholly owned subsidiary SMC Finvest Limited
** directly holds 91.30% and balance 8.70% through wholly owned subsidiary SMC Finvest Limited

*The Group, by its virtue of holding of all of the seats on the Board of Directors of SMC USA, is able to direct the activities of SMC USA hence retaining the Group control over SMC USA. Further as per the bye laws of SMC USA, the Board of directors have power to appoint or remove any director by a majority vote. The Group based on this assessment of substantive rights over SMC USA has concluded the entity as the Group's subsidiary.

Refer note 38

35. Related parties

For the purpose of the consolidated financial statements, parties are considered to be related to the Group, if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control or common significant influence. Related parties may be individuals or other entities including close family members.

Related parties and nature of related party relationships with whom transactions have taken place during the year:

Nature of Relationship	Name of Related Parties
Key managerial personnel	Mr. Subhash Chand Aggarwal Mr. Mahesh C Gupta Mr. Ajay Garg Mr. Anurag Bansal Mr. Damodar Krishan Aggarwal Mr. Pravin Kumar Agarwal Mr. Himanshu Gupta Mr. Vinod Kumar Jamar Mr. Suman Kumar Mr. Naveen Saini Mr. Kundan Mal Agarwal Mr. Naveen N D Gupta Mr. Satish Chandra Gupta Mr. Roop Chand Jindal Mr. Hari Das Khunteta Dr. Madhu Vij Mr. Chandra Wadhwa Ms. Reema Garg Mr. Pranay Agggarwal Mr. Ashish Kumar Gupta Mr. Ayush Aggarwal Ms. Shweta Aggarwal Ms. Anuradha Goel Ms. Shruti Aggarwal Ms. Akanksha Gupta Mr. Shyam Sunder Bansal
Close member of family of key managerial personnel	Ms. Hemlata Aggarwal Ms. Sushma Gupta Ms. Meetu Goel Ms. Nidhi Bansal Ms. Archana Aggarwal Ms. Shilpi Ms. Priyanka Gupta Mr. Amit Sharma
Entities controlled by key management personnel and their close family members	Jai Ambey Share Broking Limited M/s Vinod Kumar Jamar (HUF) M/s Ajay Garg (HUF) Pulin Investments Private Limited

(All amounts in Indian rupees unless otherwise stated)

SMC Share Brokers Limited
M/s. Kundan Mal Agarwal (HUF)

Particulars	For the Year ended March 31, 2017	For the Year ended March 31, 2018
Transactions with Key Management Personnel :		
Compensation		
Wages and salaries	74,936,197	64,681,262
Miscellaneous expense (director sitting fees)	3,715,000	2,927,000
Contribution to defined contribution plans	3,967,043	5,359,634
Share based compensation	5,902,339	-
Gratuity Paid	-	1,000,000
Total	**88,520,579**	**73,967,896**
Management and advisory services	13,516	16,535
Loans and advances given (refer note 1)	993,549	-
Interest income on loan and advances given	30,500	-
Brokerage income	73,380	96,506
Transactions with close member of family of Key Management Personnel :		
Compensation		
Wages and salaries	16,444,260	10,051,751
Contribution to defined contribution plans	1,170,048	943,048
Gratuity Paid	-	519,231
Total	**17,614,308**	**11,514,030**
Loans and advances given (refer note 1)	993,249	-
Brokerage income	22,877	31,434
Interest income on loan and advances given	30,200	-

(All amounts in Indian rupees unless otherwise stated)

Particulars	For the Year ended March 31, 2017	For the Year ended March 31, 2018
Transactions with entities controlled by key management personnel		
Commission to sub broker for distribution of financial products	1,495,698	2,186,150
Brokerage income	2,200	4,390
Loans and advances given (refer note 1)	992,396	-
Interest income on loan and advances given	32,150	-
Interest expenses	444,436	41,290
	As at	
	March 31, 2017	**March 31, 2018**
Trade payable to key management personnel (refer note 2)	469,637	86,356
Trade payable to close family member of key management personnel (refer note 2)	30,505	-
Trade payable to entities controlled by key management personnel (refer note 2)	134,214	-
Trade receivable from key management personnel (refer note 2)	147,509	903,208
Trade receivable from close family member of key management personnel (refer note 2)	376,935	1,963,337

Notes:

1. Represents maximum outstanding balance during the year.
2. On account of voluminous transactions during the year, only outstanding balance as at year end is disclosed.
3. Group entered into various transactions with related parties during the year. The terms and conditions of these transactions were no more favourable than those available, or which might reasonably be expected to be available, in similar transactions with non-related parties on an arm's length basis.

36. Business combination & impairment of Goodwill

On July 1, 2016, the Group acquired investment advisory business of Franklin Financial Planning Inc., USA. ("Franklin"), a SEC registered investment advisory firm located in Deland, Florida. The Group has acquired Franklin because it expands both its existing investment advisory portfolio and customer base. The acquisition has been accounted for using the acquisition method of accounting. The total purchase consideration for Franklin is INR 54,762,091 (US $ 812,000), which includes the cash consideration of INR 30,119,151 (US $ 446,600) and equity consideration in form of shares of SMC Global USA Inc. (a subsidiary of the Parent Company) of INR 24,642,940 (US $ 365,400).

In connection with the transaction, the Group based on a provisional valuation recorded INR 13,488,240 (US $ 200,000) in customer-related intangibles, which has a weighted average amortization period of eight years. The resultant goodwill arising from the acquisition amounted to INR 41,273,892 (US $ 612,000), which is primarily attributed to the expected synergies and other benefits from the acquisition.

The Company has now finalized the provisionally assessed values and the result of these changes to customer relationships is mentioned below:

(All amounts in Indian rupees unless otherwise stated)

	Gross asset value as reported at March 31, 2017	Adjustments to provisional values	Gross asset value as reported at December 31, 2017
Customer relationships	INR 12,967,720 ($ 200,000)	(INR 6,493,930) ($ 100,000)	INR 6,473,790 ($ 100,000)
Net identifiable assets	INR 12,967,720 (US $ 200,000)	(INR 6,493,930) ($ 100,000)	INR 6,473,790 ($ 100,000)
Goodwill	INR 39,681,223 (US $ 612,000)	INR 6,412,162 ($ 100,000)	INR 46,093,385 (US $ 712,000)

Comparative information has not been restated to reflect adjustments, which principally arose due to revision to the fair value of acquired customer relationships, because they are not material to the Group's results or financial position.

For the purposes of impairment testing, goodwill has been allocated to the Group's CGUs (operating divisions) "SMC Global USA Inc.". The recoverable amount of this CGU was based on its value in use determined by discounting the future cash flows to be generated from the continuing use of the CGU.

The key assumptions used in the estimation of the recoverable amount are set out below. The values assigned to the key assumptions represent management's assessment of future trends in the relevant industries and have been based on historical data from both external and internal sources.

	In percent
Discount rate	33 %
Terminal value growth rate	2 %
Tax rate	40 %

The cash flow projections included specific estimates for five years and a terminal growth rate thereafter. Revenue growth was projected taking into account the average growth levels for similar companies. Further, the expenses related to such CGU is as per the management budget and plans, and considers nominal increase in expenses over the next five years.

The carrying amount of the CGU amounting to USD 773,663 (INR 50,322,214) including goodwill amounting to USD 712,000 (INR 46,532,902) was determined to be higher than its recoverable amount of USD 250,000 (INR 16,261,025) and an impairment loss of USD 523,663 (INR 34,061,189) during March 31, 2018 was recognized. The impairment loss was fully allocated to goodwill and included in 'Depreciation, amortization and impairment losses'. The impairment occurred pursuant to the group, not being able to increase revenue from its existing customer nor sell such services to new customers to the extent of what was originally estimated by the management.

Following the impairment loss recognized in the Group's CGU, the recoverable amount was equal to the carrying amount. During the current year , SMC Global USA Inc. has sold all asset under management (AUM) to Roman Franklin (40% shareholder of SMC USA Inc.) at an agreed value of $ 250,000.

37. Share based payment

SMC Global USA Inc., a subsidiary of the Group, agreed to issue 10% of equity shares of the Company to Jacob Cherian (CEO of SMC Global USA Inc.) towards his services rendered. The fair value of these shares on the grant date, i.e. July 1, 2016, amounted to INR 5,934,808 (US $88,000) based on external valuation report obtained by the Group. This value has been determined based on weights assigned to discounted cash flow method and comparable companies method. The Group has accordingly recognized this amount as a share based compensation expenses under Personnel expenses during the year ended March 31, 2017.

(All amounts in Indian rupees unless otherwise stated)

38. Interest in joint venture

The Group has a 50% interest in SMC & IM Capitals Investment Manager LLP ("LLP"), a joint venture involved in management of assets and schemes of trust, identifying and appraising investment opportunities, negotiating terms of investments and making investment decisions. The Group's interest in LLP is accounted for using the equity method in the consolidated financial statements. Summarized financial information of the joint venture, based on its IFRS financial statements, and reconciliation with the carrying amount of the investment in the consolidated financial statements are set out below:

	As at	
	March 31, 2017	**March 31, 2018**
Current assets		
Cash and cash equivalents	3,227,239	301,420
Short-term loan and advances	2,580,467	3,191,239
Non current assets		
Long-term loan and advances	6,256	4,283
Current liabilties		
Trade payable	(872,499)	(594,072)
Other current liabilities	(1,291,950)	(50,000)
Equity	**3,649,513**	**2,852,869**
Group's carrying amount of investment	**1,824,756**	**1,426,434**

Summarised statement of profit and loss of SMC & IM Capitals Investment Manager LLP

	For the year ended	
	March 31, 2017	**March 31, 2018**
Revenue	-	200,000
Expense		
Employee benefit expense	6,684,317	(8,958,853)
Other expense	19,666,170	(4,537,791)
Loss before tax	**26,350,487**	**(13,296,644)**
Income tax expense	-	(8,142,300)
Loss for the period	**26,350,487**	**(21,438,944)**
Total comprehensive loss for the period	**26,350,487**	**(21,438,944)**
Group's share of loss for the period	**13,175,244**	**(10,719,472)**

The joint venture had no contingent liabilities or capital commitments as at March 31,2018

39. Capital commitment

Contractual commitment for purchase of property, equipment and intangible assets (net of advances) amounts to INR 1,75,00,000 as at March 31, 2018 (INR 26,178,283 as at March 31, 2017).

40. Subsequent events

The Board of Directors has decided to restructure its business in the following manner -

1. Demerger of the commodity broking and proprietary commodity trading business of SMC Comtrade Limited into SMC Global Securities Limited
2. Demerger of the Wealth Management business (including portfolio management services) of SMC Investments and Advisors Limited into SMC Global Securities Limited
3. Amalgamation of SMC Finvest Limited & Indunia Realtech Limited with the SMC Global Securities Limited

Accordingly, the said composite scheme of arrangement has been submitted to National Company Law Tribunal (NCLT) Delhi on June 15, 2018 and is in process of submission to NCLT Mumbai.

The company does not expect any impact on its financial statements due to above scheme of arrangement.